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Harsco Corporation

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Notice of
2009 Annual
Meeting and Proxy
Statement

Harsco Corporation

Harsco Corporation
350 Poplar Church Road
Camp Hill, PA 17011 USA

Telephone: 717.763.7064
Fax: 717.763.6424
www.harsco.com

March 26, 2009

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of your Company, which will be held on Tuesday, April 28, 2009, beginning at 10:00 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement included with this mailing. We look forward to greeting as many of our stockholders as possible.

The Company is providing you with the opportunity to vote your shares by calling a toll-free number, by mailing the enclosed Proxy Card or via the Internet as explained in the instructions on your Proxy Card.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card in the postage-paid envelope provided, or vote by telephone or via the Internet, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy Card promptly will be appreciated.

Sincerely,

Salvatore D. Fazzolari
Chairman and Chief Executive Officer

This document is intended to be mailed to stockholders on or about March 26, 2009.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
ANNUAL MEETING INFORMATION	2
General	2
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2009	2
Voting	2
Revocation of Proxies	3
Withheld Votes and Broker Non-Votes	3
Other Business	3
CORPORATE GOVERNANCE	4
Corporate Governance Principles	4
Code of Business Conduct	4
Stockholder and Interested Party Communications with Directors	4
Independence Standards for Directors	4
Executive Sessions of Independent Directors	5
Director Attendance at Annual Meeting of Stockholders	5
Current Structure of the Board of Directors	6
Meeting Attendance and Committees	6
HARSCO STOCK PERFORMANCE GRAPH	9
THE NOMINATING PROCESS	10
PROPOSAL 1: ELECTION OF DIRECTORS	12
Nominees for Director	12
NON-EMPLOYEE DIRECTOR COMPENSATION	14
FISCAL YEAR 2008 DIRECTOR COMPENSATION	16
SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	16
REPORT OF THE AUDIT COMMITTEE	18
FEES BILLED BY THE INDEPENDENT AUDITORS FOR AUDIT AND NON-AUDIT SERVICES	20
PROPOSAL 2: REAPPROVAL OF MATERIAL TERMS FOR PERFORMANCE-BASED AWARDS FOR SECTION 162(m) PURPOSES UNDER THE AMENDED AND RESTATED 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED TO DATE	20
PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS	25
EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Compensation Committee Report	42
2008 Summary Compensation Table	43
All Other Compensation	44
Grants of Plan-Based Awards for Fiscal Year 2008	45
Outstanding Equity Awards at 2008 Fiscal Year-End	46
2008 Option Exercises and Stock Vested	47
2008 Pension Benefits	47
2008 Nonqualified Deferred Compensation	50
Termination or Change in Control Arrangements	51
TRANSACTIONS WITH RELATED PERSONS	59
EXECUTIVE DEVELOPMENT AND SUCCESSION	61
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	61
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61
OTHER MATTERS	62
“Householding” of Proxy Materials	62
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2010 ANNUAL MEETING OF STOCKHOLDERS	62
APPENDIX A: 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN	63

HARSCO CORPORATION
350 Poplar Church Road
Camp Hill, Pennsylvania 17011 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Harsco Corporation will be held on Tuesday, April 28, 2009, at 10:00 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania to consider and act upon the following matters:

1.	Election of ten Directors to serve until the next Annual Meeting of Stockholders, and until their successors are elected and qualified:

G. D. H. Butler,
K. G. Eddy,
S. D. Fazzolari,
S. E. Graham,
T. D. Growcock,
H. W. Knueppel,
D. H. Pierce,
J. I. Scheiner,
A. J. Sordoni, and
R. C. Wilburn;

2.	Reapproval of the material terms for performance-based awards for Section 162(m) purposes under the Amended and Restated 1995 Executive Incentive Compensation Plan, as amended to date;

3.	Ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2009; and

4.	Such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 3, 2009 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Proxies will be accepted continuously from the time of mailing until the closing of the polls at the Annual Meeting.

Stockholders who do not expect to attend the Annual Meeting in person are requested to fill in, sign, date and return the enclosed Proxy Card in the envelope provided, or vote by telephone or via the Internet, as explained in the instructions on your Proxy Card.

By Order of the Board of Directors,

Mark E. Kimmel
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
March 26, 2009

PROXY STATEMENT

ANNUAL MEETING INFORMATION

General

This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at our Annual Meeting of Stockholders, to be held on April 28, 2009, or at any adjournment of the Annual Meeting.

The following information relates to the Annual Meeting and the voting of your shares at the meeting:

Type of shares entitled to vote at the Annual Meeting:	Our common stock, par value $1.25
Record date for stockholders entitled to notice of, and to vote at, the Annual Meeting (“Record Date”):	Close of business on March 3, 2009
Shares of common stock issued and outstanding as of the Record Date (does not include treasury shares, which are not entitled to be voted at the Annual Meeting):	80,272,945 shares
Proxy Statements, Notice of Annual Meeting and Proxy Cards are intended to be mailed to stockholders:	On or about March 26, 2009
Location of our executive offices:	350 Poplar Church Road, Camp Hill, Pennsylvania 17011

To obtain directions to attend the meeting and vote in person, please contact Kenneth D. Julian, Senior Director — Corporate Communications, by telephone at (717) 730-3683 or by e-mail at kjulian@harsco.com.

Information contained on our website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website as part of this Proxy Statement. Copies of our corporate governance principles, code of business conduct and charters of the Board’s committees are available in print to any stockholder who requests such copies from us.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 28, 2009

The Notice of 2009 Annual Meeting and Proxy Statement and our 2008 Annual Report are available free of charge at http://bnymellon.mobular.net/bnymellon/hsc.

Voting

All shares of common stock entitled to vote at the Annual Meeting are of one class, with equal voting rights. Each share of common stock held by a stockholder is entitled to cast one vote on each matter voted on at the Annual Meeting. In order for the Annual Meeting to be valid and the actions taken binding, a quorum of stockholders must be present at the meeting, either in person or by proxy. A quorum is a majority of the issued and outstanding shares of common stock as of the Record Date. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the Annual Meeting will be required to act on the election of directors, and the affirmative vote of the holders of at least a majority of the outstanding common stock present in person or by proxy and entitled to vote on matters at the Annual Meeting will be required for reapproval of the material terms for performance-based awards for Section 162(m) purposes under the Amended and Restated 1995 Executive Incentive Compensation Plan, as amended to date (the “1995 Incentive Plan”) and ratification of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year. The vote required to act on all other matters to come before the Annual Meeting will be in accordance with the voting requirements established by our Restated Certificate of Incorporation and By-Laws, each as amended to date.

The shares of common stock represented by each properly submitted proxy received by the Board of Directors will be voted as follows at the Annual Meeting:

If instructions are provided, in accordance with such instructions, or

If no instructions are provided, (1) FOR the election as Directors of the ten nominees of the Board of Directors, (2) FOR the reapproval of the material terms for performance-based awards for Section 162(m) purposes under the Amended and Restated 1995 Executive Incentive Compensation Plan, as amended to date, (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year, and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting

Revocation of Proxies

Any proxy granted pursuant to this solicitation or otherwise, unless coupled with an interest, may be revoked by the person granting the proxy at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company a written notice of revocation bearing a date later than that of the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person. If you hold your shares through a bank, broker or other nominee holder, only that bank, broker or other nominee holder can revoke your proxy on your behalf.

Withheld Votes and Broker Non-Votes

In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. That occurs when a stockholder is present but specifically withholds a vote or abstains from voting on a matter, or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters (“broker non-votes”). In accordance with Delaware law, votes withheld and broker non-votes will not be treated as votes cast with respect to the election of directors, and therefore will not affect the outcome of director elections. With respect to the ratification of auditors and confirmation of the material terms for performance-based awards under the 1995 Incentive Plan, abstentions will be treated as negative votes and broker non-votes will not be counted in determining the outcome.

Other Business

The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment of the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of our organization. They provide the Board of Directors and our senior management with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with our various financial, ethical, legal and other obligations and responsibilities.

Corporate Governance Principles

The Board has adopted corporate governance principles that, along with the charters of the Board committees, provide the framework for our Board of Directors’ operation and governance. The Board’s Nominating and Corporate Governance Committee is responsible for overseeing and reviewing our corporate governance principles at least annually and recommending any proposed changes to the Board for approval. The corporate governance principles are available on our website at www.harsco.com in the Corporate Governance section.

Code of Business Conduct

We have adopted a code of business conduct applicable to our employees, officers and directors worldwide. The code of business conduct is issued in booklet form and an online training program facilitates new employee orientation and individual refresher training. Our code of business conduct is produced in over 20 languages. The code of business conduct, including any amendments thereto or waivers thereof, can be viewed at the Corporate Governance section of our website at www.harsco.com.

Stockholder and Interested Party Communications with Directors

The Board of Directors has a formal process for stockholders and interested parties to communicate directly with the Chairman and CEO, lead independent director, the non-management directors or with any individual member of the Board of Directors. Stockholders and interested parties may contact any member of the Board, including the lead independent director, Dr. Robert Wilburn, and the Chairman and CEO, by writing to the specific Board member in care of our Corporate Secretary at our Corporate Headquarters (350 Poplar Church Road, Camp Hill, PA 17011). Our Corporate Secretary will forward any such correspondence to the applicable Board member; provided, however, that any such correspondence that is considered by our Corporate Secretary to be improper for submission to the intended recipients will not be provided to such Directors. In addition, Board members, including the lead independent director and the Chairman and CEO, can be contacted by e-mail at BoardofDirectors@harsco.com.

Independence Standards For Directors

The following standards, which are also posted to the Corporate Governance section of our website at www.harsco.com, have been applied by the Board of Directors in determining whether individual directors qualify as “independent” under the rules of the NYSE Euronext. The Board has affirmatively determined that the following eight Directors who are standing for reelection are independent: Messrs. Graham, Growcock, Knueppel, Pierce, Scheiner, Sordoni, and Wilburn and Ms. Eddy. References to us include our consolidated subsidiaries.

1.	No director will be qualified as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. We will disclose these affirmative determinations.

2.	No director who is a former employee of ours can be deemed “independent” until three years after the end of his or her employment relationship with us.

3.	No director whose immediate family member is or has been an executive officer of ours can be deemed “independent” until three years after such family member has ceased to be an executive officer.

4.	No director who receives, or whose immediate family member receives, more than $120,000 during any twelve-month period in direct compensation from us, other than director and committee fees and deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be “independent” until three years after he or she ceases to receive more than $120,000 during any twelve-month period in such compensation.

5.	No director can be independent:

a.	who is a current partner or employee of our internal or external auditor;

b.	whose immediate family member is a current partner of our internal or external auditor;

c.	whose immediate family member is a current employee of our internal or external auditor and personally works on such auditor’s audit; or

d.	who, or whose immediate family member, was within the last three years (but is no longer) a partner or employee of such auditor and personally worked on our audit within that time.

6.	No director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee can be “independent” until three years after the end of such service or employment relationship.

7.	No director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, can be “independent” until three years after falling below such threshold.

Executive Sessions of Independent Directors

Independent Directors regularly meet in executive sessions without management. Our named lead director, Dr. Wilburn, who is a non-management director, presides over each session of the independent Directors. During the 2008 fiscal year, the independent Directors held three meetings.

Director Attendance at Annual Meeting of Stockholders

It is our policy to request that all Board members attend the Annual Meeting of Stockholders. However, we also recognize that personal attendance by all Directors is not always possible. The ten individuals who were standing for election as Directors in 2008 did attend the 2008 Annual Meeting of Stockholders.

Current Structure of the Board of Directors

Information regarding the current structure of our Board of Directors:

Current size:	12 members (only 10 will stand for reelection)
Size of Board of Directors authorized in the By-Laws:	Not less than five nor more than 12
Number of Independent Directors:	Ten members (only eight of such members will stand for reelection)
Size of Board of Directors established by:	Board of Directors
Lead Director:	R. C. Wilburn

Meeting Attendance and Committees

The Board of Directors held seven meetings during the fiscal year ended December 31, 2008. All Directors who served during the fiscal year ended December 31, 2008 attended at least 98.7% of the total Board meetings and meetings of the committee on which they served, and the average attendance by such Directors at all Board and committee meetings was 99.35%. The independent Directors held three meetings during 2008. We have standing Audit, Executive, Management Development and Compensation, and Nominating and Corporate Governance Committees.

Audit Committee	Meetings in 2008: four

Members: Ms. Eddy (Chairman), Mr. Jasinowski, Mr. Pierce, Ms. Scanlan, Mr. Scheiner and Mr. Graham

Duties: Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Oversees our financial reporting processes, including meeting with members of management, the external auditors and the internal auditors, reviewing and approving both audit and non-audit services, reviewing the results of the annual audit and reviewing the adequacy of our internal controls. The Committee is also responsible for managing the relationship with the external auditors. The Chairman of the Audit Committee meets quarterly with management and the independent auditors to review financial matters. See also the Report of the Audit Committee below. The Audit Committee recently completed a review of its charter and determined that no changes were required. A copy of the Audit Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com.

Executive Committee	Meetings in 2008: none

Members: Mr. Fazzolari (Chairman), Ms. Eddy, Messrs. Pierce, Sordoni and Wilburn

Duties: Authorized to exercise all powers and authority of the Board of Directors when the Board is not in session, except as may be limited by the General Corporation Law of the State of Delaware.

Management Development and Compensation Committee	Meetings in 2008: seven

Members: Mr. Pierce (Chairman), Messrs. Growcock, Knueppel, Scheiner and Sordoni and Ms. Scanlan

Duties: Administers our executive compensation policies and plans and advises the Board regarding management succession and compensation levels for members of management. The Compensation Committee approves compensation for our senior officers and makes recommendations to the Board regarding incentive and equity-based compensation plans. The Compensation Committee’s responsibilities include: (i) evaluating and approving the compensation of our executive officers, including reviewing and approving corporate performance goals and objectives related to the compensation of our executive officers; (ii) evaluating the executive officers’ and our performance relative to compensation goals and objectives; (iii) determining and approving the executive officers’ compensation levels based on the Committee’s evaluation of their performance; (iv) evaluating and approving compensation grants to executive officers under our equity-based and incentive compensation plans, policies and procedures; (v) overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility; (vi) delegating authority to subcommittees and to Harsco for administration or other duties when the Committee deems it appropriate; (vii) adopting procedures and guidelines as the Committee deems appropriate to carry out its oversight functions; (viii) producing any required reports on executive compensation required to be included in our filings with the SEC; (ix) reviewing and discussing with our management the Compensation Discussion and Analysis (referred to herein as the CD&A) to be included in our filings with the SEC; (x) determining whether to recommend to the Board that the CD&A be included in our filings with the SEC; (xi) making regular reports to the full Board on the activities of the Committee; and (xii) performing such other duties as may be assigned to the Committee by law or the Board. The Board approved revisions to the Compensation Committee’s charter as of January 2009. A copy of the Compensation Committee’s charter can be viewed at the Corporate Governance section of our website at www.harsco.com.

Nominating and Corporate Governance Committee	Meetings in 2008: four

Members: Mr. Sordoni (Chairman), Ms. Eddy, and Messrs. Growcock, Jasinowski and Wilburn

Duties: Recommends Director candidates to the Board for election at the Annual Meeting, reviews and recommends potential new Director candidates, reviews candidates recommended by our stockholders and oversees our corporate governance program. The role of the Nominating and Corporate Governance Committee (the “Nominating Committee”) is described in greater detail under the section entitled “The Nominating Process” below. The Board approved revisions to the Nominating Committee’s charter as of January 2009 to further clarify its responsibilities with respect to certain matters. A copy of the Nominating Committee’s charter can be viewed at the Corporate Governance section of our website at www.harsco.com.

HARSCO STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on our common stock against the cumulative total return of the Standard & Poor’s MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 2003 in our common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Harsco Corporation, The S&P MidCap 400 Index
And The Dow Jones US Diversified Industrials Index

*	Fiscal year ending December 31 $100 invested on 12/31/03 in stock or index, including reinvestment of dividends.

Copyright© 2009 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.
Copyright© 2009 Dow Jones & Co. All rights reserved.

	12/03	12/04	12/05	12/06	12/07	12/08
Harsco Corporation	100.00	130.31	161.26	184.88	315.88	139.04
S&P MidCap 400	100.00	116.48	131.11	144.64	156.18	99.59
Dow Jones US Diversified Industrials	100.00	119.18	116.07	127.13	135.70	69.14

THE NOMINATING PROCESS

The Nominating Committee of the Board of Directors is responsible for overseeing the selection of qualified candidates to serve as members of the Board of Directors and guiding our corporate governance philosophy and practices. The Nominating Committee is composed of five directors, each of whom is “independent” under the rules of the NYSE Euronext. The Nominating Committee operates according to a charter that complies with the guidelines established by the NYSE Euronext.

The Nominating Committee has not adopted formal procedures in selecting individuals to serve as members of the Board of Directors. Instead, it utilizes general guidelines that allow it to adjust the process to best satisfy the objectives established for any director search. The first step in the general process is to identify the type of candidate the Nominating Committee may desire for a particular opening. This may involve identifying someone with a specific background, skill set or set of experiences. Once identified, the Nominating Committee next determines the best method of finding a candidate who satisfies the specified criteria. The Nominating Committee may consider candidates recommended by management, by other members of the Nominating Committee or the Board of Directors, by stockholders, or it may engage a third party to conduct a search for possible candidates. The Nominating Committee will consider all nominees in the same manner regardless of the source of the recommendation of such nominee. The Nominating Committee will consider recommendations for director candidates from stockholders if such recommendations are in writing and set forth the following information:

1.	The full legal name, address and telephone number of the stockholder recommending the candidate for consideration and whether that person is acting on behalf of or in concert with other beneficial owners, and if so, the same information with respect to them.

2.	The number of shares held by any such person as of a recent date and how long such shares have been held, or if such shares are held in street name, reasonable evidence satisfactory to the Nominating Committee of such person’s ownership of such shares as of a recent date.

3.	The full legal name, address and telephone number of the proposed nominee for director.

4.	A reasonably detailed description of the proposed nominee’s background, experience and qualifications, financial literacy and expertise, as well as any other information required to be disclosed in the solicitation for proxies for election of directors pursuant to the rules of the Securities and Exchange Commission, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors.

5.	Disclosure of any direct or indirect relationship (or arrangements or understandings) between the recommending stockholder and the proposed nominee (or any of their respective affiliates).

6.	Disclosure of any direct or indirect relationship between the proposed nominee and us, any of our employees or other directors, any beneficial owner of more than 5% of our common stock, or any of their respective affiliates.

7.	Disclosure of any direct or indirect interest that the recommending stockholder or proposed nominee may have with respect to any pending or potential proposal or other matter to be considered at this Annual Meeting or any subsequent annual meeting of our stockholders.

8.	A written, signed, and notarized acknowledgement from the proposed nominee consenting to such recommendation by the recommending stockholder, confirming that he or she will serve as a director if so elected and consenting to our undertaking of an investigation into their background, experience and qualifications, any direct or indirect relationship with the recommending stockholder, us, our management or 5% stockholders, or interests in proposals or matters, and any other matter reasonably deemed relevant by the Nominating Committee to its considerations of such person as a potential candidate.

This information must be submitted as provided under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2010 ANNUAL MEETING OF STOCKHOLDERS.”

There have been no material changes to the procedures relating to stockholder nominations during 2008. The Nominating Committee believes that these procedural requirements are intended solely to ensure that it has a sufficient basis on which to assess potential candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Nominating Committee does not believe that any such requirements subject any stockholder or stockholder nominee to any unreasonable burden. The Nominating Committee and the Board reserve the right to change the above procedural requirements from time to time and/or waive some or all of the foregoing requirements with respect to certain nominees, but any such waiver shall not preclude the Nominating Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

Once candidates are identified, the Nominating Committee conducts an evaluation of the candidate. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. While the Nominating Committee has not established minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business experience, availability, attendance, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

If the Nominating Committee determines that an individual should be nominated as a candidate, the individual’s nomination is then recommended to the Board of Directors, who may in turn conduct its own review to the extent it deems appropriate. When the Board of Directors has agreed upon a candidate to be nominated at an Annual Meeting of Stockholders, that candidate is then recommended to the stockholders for election at an Annual Meeting of Stockholders.

All except two of our current directors are standing for reelection. Mr. Jasinowski has reached the Board’s mandatory retirement age and Ms. Scanlan has decided, for personal reasons, not to run for reelection to the Board. Each of the directors standing for reelection has been recommended by the Nominating Committee to the Board of Directors for election as our directors at the 2009 Annual Meeting of Stockholders and the Board has approved the recommendation. We engaged a third party search firm, RSR Partners, to assist with the selection of director candidates for the 2009 Annual Meeting of Stockholders. Fees paid to RSR Partners in connection with director searches totaled $198,000, of which $85,000 related to director searches conducted in 2008. During 2008, we received no recommendations for directors from any stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of the following ten Directors, each of whom is recommended by the Board of Directors. Biographical information about each of these nominees is included below.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the following nominees:

Nominees for Director

The information set forth below states the name of each nominee for Director, his or her age (as of March 3, 2009), a listing of present and recent employment positions, the year in which he or she first became a Director of the Company, other directorships held and the committees of the Board on which the individual serves.

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

G. D. H. Butler	62	President of the Company and CEO of the Harsco Infrastructure and Harsco Metals business groups since January 1, 2008. Served as Senior Vice President — Operations of the Company from September 26, 2000 to December 31, 2007 and Director since January 2002. Concurrently served as President of the MultiServ Division and SGB Group Division. From September 2000 through December 2003, he was President of the Heckett MultiServ International and SGB Group Divisions. Was President of the Heckett MultiServ — East Division from July 1, 1994 to September 26, 2000. Served as Managing Director — Eastern Region of the Heckett MultiServ Division in 1994. Served in various officer positions within MultiServ International, N.V. prior to 1994 and prior to Harsco’s acquisition of that company in 1993.	2002
K. G. Eddy	58	Certified Public Accountant. Founding partner of McDonough, Eddy, Parsons & Baylous, AC (a public accounting firm) since 1981. Chairman of the Board of Directors of the American Institute of Certified Public Accountants between 2000 and 2001. Current member of the AICPA Governing Council and Commissioner of the West Virginia Higher Education Policy Commission.	2004
		Chairman of the Audit Committee, member of the Executive Committee and member of the Nominating Committee.
S. D. Fazzolari	56	Chairman and Chief Executive Officer of the Company since April 22, 2008. Chief Executive Officer of the Company since January 1, 2008. Served as President and Chief Financial Officer of the Company from October 10, 2007 to December 31, 2007. Served as President, Chief Financial Officer and Treasurer of the Company from January 24, 2006 to October 9, 2007 and as a Director since January 2002. Served as Senior Vice President, Chief Financial Officer and Treasurer from August 1999 until January 2006 and as Senior Vice President and Chief Financial Officer from January 1998 to August 1999. Served as Vice President and Controller from January 1994 to December 1997 and as Controller from January 1993 to January 1994.	2002
		Chairman of the Executive Committee.

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

S. E. Graham	63	Chairman of Skanska USA (a leading provider of construction services) since September 2002. From 2002 until his retirement in April 2008, Mr. Graham served as President and Chief Executive Officer of Skanska AB, one of the world’s largest construction groups. From 2000 to 2002, Mr. Graham served as Executive Vice President and as a member of the Senior Executive Team of Skanska AB, responsible for business units in the United States, United Kingdom, Hong Kong and South America. Mr. Grahams’ career includes more than four decades of worldwide experience in the infrastructure and construction industry, including executive management responsibilities for Skanska’s business units in the U.S. and U.K., Hong Kong and Latin America. Mr. Graham has also served as Chairman of the Engineering and Construction Governors Council of the World Economic Forum and founded the Engineering and Construction Risk Institute. He is Chairman of the New York City Building Congress and a member of the Board of Directors of Securitas AB and PPL Corporation.	2009
		Member of the Audit Committee.
T. D. Growcock	63	Retired Chairman of the Board of The Manitowoc Company (a worldwide provider of lifting equipment and foodservice equipment, and a North American mid-size shipbuilder). Served as Chairman of The Manitowoc Company from January 2008 until December 2008. Previously served as Chairman and Chief Executive Officer of The Manitowoc Company from 2002 until 2007. Served as Manitowoc’s President and Chief Executive Officer from 1998 to 2002. Served as President of Manitowoc Foodservice Group from 1995 to 1998. Served as Executive Vice President of Manitowoc Ice from 1994 to 1995. Served in numerous management and executive positions with Invensys plc (a global industrial automation, transportation and controls group), formerly known as Siebe plc, and United Technologies Corporation (a diversified provider of high technology products) prior to joining Manitowoc in 1994. He is a former Chairman of Wisconsin Manufacturers and Commerce, one of the state’s leading business associations. Mr. Growcock is a Director of Harris Corporation, Carlisle Companies, Inc. and Bemis Manufacturing Company.	2008
		Member of the Compensation Committee and the Nominating Committee.
H. W. Knueppel	60	Chairman, since April 2006, and Chief Executive Officer, since April 2005, of Regal Beloit Corporation (a multi-national organization serving the HVAC, industrial motor, power transmission and power generation markets). Served as President and Chief Operating Officer of Regal Beloit Corporation from April 2002 to December 2005. Served as Executive Vice President of Regal Beloit Corporation from 1987 to April 2002. Mr. Knueppel joined Regal Beloit Corporation in 1979. Mr. Knueppel is a Director of First National Bank of Beloit.	2008
		Member of the Compensation Committee.

			Director
			of the
		Position with the Company	Company
Name	Age	and Prior Business Experience	Since

D. H. Pierce	67	President and CEO of ABB Inc., the US subsidiary of global industrial, energy and automation provider ABB, from 1999 until his retirement in June 2001. Between 1998 and 1999 he was President of the Steam Power Plants and Environmental Systems division of ABB Inc., part of ABB Group (a provider of power and automation technologies) businesses. Between 1996 and 1998 he was Group Executive Vice President — The Americas Region and Member of ABB Ltd. Group Executive Committee. Between 1994 and 1996 he was President of ABB China Ltd. Director of Ambient Corporation.	2001
		Chairman of the Compensation Committee and Member of the Audit Committee and the Executive Committee.
J. I. Scheiner	64	Vice President of Century Engineering, Inc. (an engineering firm). Was Chairman of Benatec Associates, Inc. (currently a division of Century Engineering, Inc.) from January 2006 to 2008, when Century Engineering, Inc. purchased Benatec Associates. Was President and Chief Operating Officer of Benatec Associates from 1991 to 2006. Prior to 1991, he was President of Stoner Associates, Inc. (an engineering software company) and Vice President of Huth Engineers (an engineering company). Served as Secretary of Revenue for the Commonwealth of Pennsylvania, and served as Deputy Secretary for Administration, Pennsylvania Department of Transportation. He is a member of the M&T Bank Advisory Board, the National Civil War Museum Board and the Pennsylvania Chamber of Business and Industry Board.	1995
		Member of the Audit Committee and the Compensation Committee.
A. J. Sordoni, III	65	Chairman of Sordoni Construction Services, Inc. (a building construction and management services company) and has been employed by that company since 1967. Director of Aqua America, Inc.	1988
		Chairman of the Nominating Committee and member of the Compensation Committee and the Executive Committee.
R. C. Wilburn	65	President of The Gettysburg Foundation (a nonprofit educational institution) since 2000. Former President and Chief Executive Officer of the Colonial Williamsburg Foundation (a historic preservation and educational outreach organization) between 1992 and 1999. Other former positions include Distinguished Service Professor at Carnegie Mellon University, President of Carnegie Institute and Carnegie Library and Secretary of Education for the Commonwealth of Pennsylvania. He is a Director of Erie Indemnity Company.	1986
		Member of the Nominating Committee and the Executive Committee and Lead Director.

NON-EMPLOYEE DIRECTOR COMPENSATION

The general policy of our Board is that compensation for non-employee Directors should be a mix of cash and equity-based compensation. Our Compensation Committee has the primary responsibility to review and consider any revisions to Director compensation. As part of this responsibility, the Committee annually reviews market data regarding comparable director compensation rates. This data is prepared by management utilizing several broad board compensation studies completed within one year of the Board’s review. Annual compensation for non-employee Directors for 2008 was comprised of the following components: cash compensation, consisting of an annual retainer; meeting and committee fees; and equity compensation, consisting of restricted stock unit awards. The current compensation amounts for non-employee directors, effective for fiscal year 2009, are as follows:

Annual Retainer:	$35,000
Lead Director Fee (Annual):	$20,000
Audit Committee Chair Fee (Annual):	$12,250
Compensation Committee Chair Fee and Nominating Committee Chair Fee (Annual):	$7,500
Board Meeting Fee (Per Meeting):	$1,500
Committee Meeting Fee (Per Meeting):	$1,500
Other Meetings and Duties (Per Day):	$1,500
Telephonic Meeting Fee (Per Meeting):	$750
Restricted Stock Units (1):	2,000 restricted stock units annually (issued at a grant price equal to the average of the high and low market price on the date of grant. Grant date is the first business day of May.)
Plan Participation (2):	Deferred Compensation Plan for Non-Employee Directors

(1)	The Compensation Committee reviewed the compensation of non-employee Directors at its September 2008 meeting and recommended that Director compensation be changed to reflect increased annual fees for Committee Chairpersons, as reflected above, with the change effective January 1, 2009.

(2)	The Deferred Compensation Plan for Non-Employee Directors allows each non-employee Director to defer all or a portion of his or her director compensation until some future date selected by the Director. Pursuant to the Director’s election, the accumulated deferred compensation is held in either an interest-bearing account or a Harsco phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom stock account are recorded as notional shares of Harsco common stock. Deferred amounts are credited to the Director’s account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of common stock that the compensation which is deferred would have purchased at the market price of the stock on the day the account is credited. Dividends earned on the phantom shares are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash based upon the market price of the common stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control. This plan has been amended to operate in accordance with the provisions of the American Jobs Creation Act of 2004 and to ensure compliance with Internal Revenue Code Section 409A.

Directors who are actively employed by us receive no additional compensation for serving as Directors and by policy, we do not pay consulting or professional service fees to Directors.

FISCAL YEAR 2008 DIRECTOR COMPENSATION

The table below details the compensation earned by our non-employee Directors in 2008.

					Change in
	Fees				Pension Value
	Earned			Non-Equity	and
	or Paid	Stock	Option	Incentive Plan	Nonqualified	All Other
	in Cash	Awards	Awards	Compensation	Deferred	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	Earnings ($)	($)	($)

Kathy G. Eddy	74,750	111,560	-0-	-0-	-0-	-0-	186,310
Stuart E. Graham	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Terry D. Growcock	57,587	77,813	-0-	-0-	-0-	-0-	135,400
Jerry J. Jasinowski	64,250	111,560	-0-	-0-	-0-	-0-	175,810
Henry W. Knueppel	21,417	-0-	-0-	-0-	-0-	-0-	21,417
D. Howard Pierce	69,500	111,560	-0-	-0-	-0-	-0-	181,060
Carolyn F. Scanlan	66,500	111,560	-0-	-0-	-0-	-0-	178,060
James I. Scheiner	69,562	111,560	-0-	-0-	-0-	-0-	181,122
Andrew J. Sordoni, III	71,500	111,560	-0-	-0-	-0-	-0-	183,060
Joseph P. Viviano(3)	23,667	33,747	-0-	-0-	-0-	-0-	57,414
Robert C. Wilburn	81,250	111,560	-0-	-0-	-0-	-0-	192,810

(1)	Includes fees associated with chairing a Board Committee.

(2)	The amounts shown in this column represent the compensation cost recognized in 2008 for financial statement purposes with respect to the restricted stock units, computed in accordance with SFAS No. 123(R). As of December 31, 2008, each non-employee director other than Ms. Eddy, Mr. Growcock, Mr. Graham and Mr. Knueppel had 8,713 restricted stock units outstanding. Ms. Eddy had 7,653 restricted stock units outstanding as of December 31, 2008. Mr. Growcock had 2,000 restricted stock units outstanding as of December 31, 2008. Neither Mr. Graham nor Mr. Knueppel had any restricted stock units outstanding as of December 31, 2008. Each non-employee director was granted 2,000 restricted stock units on May 1, 2008 and these restricted stock units vest on April 28, 2009 and are payable in common stock within 60 days following the termination of a non-employee director’s service as a director. The aggregate grant date fair value of each non-employee director’s 2008 restricted stock unit award shown above was computed in accordance with SFAS No. 123(R), at a per share grant date fair value of $58.36, which was determined using the average of the high and low price of the stock on the previous day’s trading, less a discount for dividends not received during the vesting period. The information in this column does not reflect an estimate for forfeitures, and none of these awards has been forfeited as of March 3, 2009. See Note 12, “Stock-based Compensation” to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used by us to calculate share-based employee compensation expense, as outlined in SFAS No. 123(R). The 1995 Non-Employee Directors’ Stock Plan was amended in 2008 to ensure compliance with Internal Revenue Code Section 409A.

(3)	Did not stand for reelection at the 2008 Annual Meeting.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 3, 2009, information with respect to the beneficial ownership of our outstanding voting securities, stock options and other stock equivalents by:

(a) Our Chief Executive Officer, Chief Financial Officer and the other three executive officers named in the 2008 Summary Compensation Table, who we refer to collectively as our named executive officers,

(b) each Director,

(c) all Directors and executive officers as a group, and

(d) certain beneficial owners holding more than 5% of the common stock.

All of our outstanding voting securities are common stock.

	Number of		Percent of		Number of	Number of Other
Name	Shares(1)		Class		Exercisable Options(2)	Stock Equivalents

Named Executive Officers
G. D. H. Butler	23,238			*	88,000	24,000	(3)
S. D. Fazzolari	54,977			*	88,000	47,014	(3)
M. E. Kimmel	12,352			*	4,000	21,240	(3)
R. C. Neuffer	11,812			*	18,800	13,705	(3)
S. J. Schnoor	8,684			*	-0-	9,603	(3)
Directors who are not Named Executive Officers
K. G. Eddy	2,000			*	-0-	7,700	(8)
S. E. Graham(4)	5,000			*	-0-	-0-	(8)
T. D. Growcock(5)	1,000			*	-0-	2,132	(8)
J. J. Jasinowski	6,400			*	8,000	35,223	(8)
H. W. Knueppel(6)	1,000			*	-0-	-0-	(8)
D. H. Pierce	4,000			*	12,000	26,978	(8)
C. F. Scanlan	3,000			*	12,000	8,770	(8)
J. I. Scheiner	7,052			*	12,000	15,476	(8)
A. J. Sordoni, III	228,000	(7)		*	20,000	8,770	(8)
R. C. Wilburn	7,000			*	12,000	11,924	(8)
All Directors and executive officers as a group (16 persons in total, including those listed above)	375,851			*	274,800	235,202
Beneficial Owners (9)
Earnest Partners LLC
1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	4,769,834		5.7

*	Less than one percent.

(1)	Includes, in the case of Messrs. Butler, Fazzolari, Kimmel, Neuffer, Schnoor and all Directors and executive officers as a group, -0- shares, 18,473 shares, 2,167 shares, 3,704 shares, 2,145 shares and 26,617 shares, respectively, pursuant to our Retirement Savings and Investment Plan in respect of which such persons have shared voting power and sole investment power.

(2)	Represents all stock options exercisable within 60 days of March 3, 2009 awarded under the 1995 Incentive Plan and the 1995 Non-Employee Directors’ Stock Plan. Unexercised stock options have no voting power.

(3)	Includes non-voting phantom shares held under the Supplemental Retirement Benefit Plan which will ultimately be paid out in cash based upon the value of shares of common stock at the time of the payout, as well as non-voting phantom shares held in our non-qualified Retirement Savings and Investment Plan. Also includes for Mr. Butler 24,000 restricted stock units; for Mr. Fazzolari,

38,667 restricted stock units; for Mr. Kimmel, 20,000 restricted stock units; for Mr. Neuffer 13,333 restricted stock units; and for Mr. Schnoor 8,833 restricted stock units that were awarded in January 2007, January 2008 and January 2009 and vest on a pro rata basis over a three-year period, subject to the terms of the 1995 Incentive Plan.

(4)	Appointed to the Board effective February 1, 2009.

(5)	Appointed to the Board effective January 1, 2008.

(6)	Appointed to the Board effective September 1, 2008.

(7)	Includes 41,000 shares owned by his wife as to which Mr. Sordoni disclaims beneficial ownership.

(8)	Certain Directors have elected to defer a portion of their Directors’ fees in the form of credits for non-voting phantom shares under the terms of our Deferred Compensation Plan for Non-Employee Directors. These phantom shares are included. They will ultimately be paid out in cash based upon the value of the shares at the time of payout. Also includes 500, 750, 1,000, 2,000 and 2,000 restricted stock units that were granted under the 1995 Non-Employee Directors’ Stock Plan on May 3, 2004, May 2, 2005, May 1, 2006, May 1, 2007 and May 1, 2008, respectively.

(9)	This information is derived from a Schedule 13G filing by such person with the Securities and Exchange Commission in February 2009, representing sole voting power over 2,186,420 shares, shared voting power over 1,234,714 shares and sole dispositive power over 4,769,834 shares. These holdings represent 5.7% of our common stock.

Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his or her name. None of the Directors and executive officers individually beneficially owned more than 1% of our common stock, and our Directors and executive officers as a group beneficially owned approximately 0.81% of our outstanding common stock. The mailing address for our Directors and executive officers is c/o Harsco Corporation Corporate Secretary, 350 Poplar Church Road, Camp Hill, PA 17011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of six Directors, each of whom is considered independent under the rules of the NYSE Euronext and the Securities and Exchange Commission (“SEC”). The Audit Committee, has, as part of its membership, an individual who satisfies the definition of a “financial expert,” as promulgated by the SEC. Ms. Kathy Eddy, a certified public accountant and former Chairman of the American Institute of Certified Public Accountants, has been a member of the Audit Committee since September 28, 2004 and serves as the Audit Committee’s “financial expert.”

The Audit Committee operates pursuant to a written charter which was adopted in 1992 and which was most recently amended in February of 2008. A copy of the Audit Committee Charter can be viewed at the Corporate Governance section of our website at www.harsco.com.

The Audit Committee has adopted a policy for pre-approval of audit, non-audit and tax services by the independent auditors. The Audit Committee may pre-approve services, such as the annual audit fee and statutory audits. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is to be exceeded, approval of the Audit Committee must be obtained. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the independent auditor is best positioned to provide such services and whether the services might enhance our ability to manage or control risk or improve audit quality. No services were provided during the last two fiscal years pursuant to the de minimis safe harbor exception from the pre-approval requirements.

The Audit Committee reports to and acts on behalf of the Board of Directors by monitoring our financial reporting processes and system of internal controls, and monitoring our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee discussed with our internal auditors and independent auditors the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets with members of management, our independent auditors and our internal auditors on a regular basis or as may otherwise be needed. The Audit Committee Chairman or her designee meets with management and with the independent auditors each quarter to review and discuss our Quarterly Report on Form 10-Q or Annual Report on Form 10-K prior to its filing with the SEC.

While the Audit Committee and Board of Directors monitor our financial record keeping and controls, it is our management that is ultimately responsible for our financial reporting process, including our system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of our financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended December 31, 2008 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by us, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.

In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standard, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

     K. G. Eddy, Chairman
     D. H. Pierce
     C. F. Scanlan
     J. I. Scheiner
     J. J. Jasinowski
     S E. Graham

FEES BILLED BY THE INDEPENDENT AUDITORS FOR AUDIT AND NON-AUDIT SERVICES

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, our principal auditor for the fiscal years ended December 31, 2008 and December 31, 2007.

	Amount	Amount
	2008	2007

Audit Fees(1)	$6,357,580	$5,335,000
Audit-Related Fees(2)	$753,489	$632,007
Tax Fees(3)	$1,562,341	$5,153,501
All Other Fees(4)	$190,799	$139,331
Total Fees	$8,864,209	$11,259,839

(1)	Includes the integrated audit of the consolidated financial statements and internal controls over financial reporting as well as statutory audits, quarterly reviews and issuance of comfort letters.

(2)	Includes due diligence procedures and accounting consultations.

(3)	Includes services performed in connection with income tax services other than those directly related to the audit of the income tax accrual. Tax compliance services were $971,000 and $983,000 in 2008 and 2007, respectively.

(4)	Includes certain agreed upon procedures and licensing fees for software products.

The Audit Committee has considered the possible effect of non-audit services on the auditors’ independence and pre-approved the type of non-audit services that were rendered.

PROPOSAL 2: REAPPROVAL OF MATERIAL TERMS FOR PERFORMANCE-BASED AWARDS FOR SECTION 162(m) PURPOSES UNDER THE AMENDED AND RESTATED 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED TO DATE

In 2004, our stockholders approved the amendment and restatement of the 1995 Incentive Plan to, among other things, approve the material terms for performance-based awards for purposes of compliance with Section 162(m) of the Internal Revenue Code. These material terms include the employees eligible to receive compensation under the 1995 Incentive Plan, a description of the business criteria on which performance-based compensation will be based and the maximum amount of compensation that could be paid to any employee under the 1995 Incentive Plan. You are being asked to reapprove these material terms in order to preserve the Company’s ability to receive a federal income tax deduction for performance-based payments under the 1995 Incentive Plan to certain executive officers named in the 2008 Summary Compensation Table and other covered employees (which we refer to as the covered employees). We are not seeking to increase the amount of available shares or to adjust any of the plan or individual award limits under the 1995 Incentive Plan.

Under Section 162(m) of the Internal Revenue Code and applicable regulations, we must seek your approval at five-year intervals to preserve the Company’s ability to receive a federal income tax deduction. If stockholders fail to approve the proposal, the company generally will still be able to make awards of, among other things, stock options, stock appreciation rights, restricted stock and deferred stock under the 1995 Incentive Plan, but we may be limited in our ability to grant certain performance-based awards under the 1995 Incentive Plan for purposes of Section 162(m). The Board of Directors recommends that you vote to reapprove the material terms for performance-based awards for purposes of Section 162(m) under the 1995 Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement. Although the 1995 Incentive Plan was recently amended in December 2008 to ensure that it remained in compliance with Section 409A of the

Internal Revenue Code, there has been no other change made to the plan since 2004, and we are not asking you to approve any amendments to the 1995 Incentive Plan.

The following description of the material terms for performance-based awards for purposes of Section 162(m) under the 1995 Incentive Plan, and of the 1995 Incentive Plan itself, is qualified in its entirety by the provisions of the 1995 Incentive Plan.

The 1995 Incentive Plan is the Company’s only plan for grants of equity awards to employees. It is intended to provide a means to attract, retain and reward executive officers and other key employees, to link compensation to measures of the Company’s performance by providing for incentive awards to be settled in cash and/or stock, and to promote the creation of stockholder value.

For purposes of Section 162(m), we are seeking reapproval of the material terms for performance-based awards, including the general business criteria that may be used to set performance objectives for awards, including annual incentive awards, intended to qualify under Section 162(m). As discussed in the Compensation Discussion and Analysis, we generally seek to preserve our ability to claim tax deductions for compensation paid to executives. Stockholder approval of the general business criteria, without specific targeted levels of performance, and of the other material terms for performance-based awards will permit qualification of awards for full tax deductibility under Section 162(m) until 2014. Stockholder approval of the performance goals inherent in stock options and stock appreciation rights (increases in the market price of stock from the date of grant) is not subject to approval under Section 162(m).

Eligibility for Performance-Based Awards

Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted performance-based awards under the 1995 Incentive Plan. At present, approximately 45 executive officers would be considered to be eligible for performance-based awards under the 1995 Incentive Plan. In addition, the Board may, in its discretion, grant performance-based awards to key employees, other than officers.

Business Criteria Used for Specifying Performance Goals

Under the 1995 Incentive Plan, if the Committee intends that an annual incentive award or restricted stock, deferred stock or stock granted as a bonus will qualify as “performance-based” compensation under Section 162(m), it will base the performance objective on achievement of a targeted level of performance with respect to the following business criteria:

•	Annual return on capital;

•	Annual earnings per share;

•	Annual cash flow provided by operations;

•	Annual sales;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified sales, market penetration, geographic business expansion goals, cost targets, safety goals, goals relating to acquisitions and divestitures, research and development and product development goals; or

•	Economic value-added measures.

The Committee may specify other business criteria for participants other than named executive officers. In addition, the Committee may exercise negative discretion to reduce the amount of an award to a named executive officer that otherwise has been earned based on performance with respect to one of the specified business criteria, and the Committee may take into account other measures of performance in exercising this discretion.

As discussed above, the Company generally intends that options, stock appreciation rights, or SARs, performance-based restricted stock, deferred stock and stock granted as a bonus, and annual incentive awards under the 1995 Incentive Plan qualify as “performance-based compensation,” so that such awards will not be subject to the $1 million deductibility cap of Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, there can be no assurance that such compensation under the 1995 Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the 1995 Incentive Plan, including restricted stock, deferred stock or bonus stock not subject to performance conditions, will not so qualify, so that compensation paid to persons who are covered employees in connection with such awards, to the extent such compensation and other compensation subject to Section 162(m)’s deductibility cap in a given year exceeds $1 million, will not be tax deductible for federal income tax purposes.

Maximum Compensation Under Performance-Based Awards

During any calendar year, no participant may be granted options, SARs, restricted stock, deferred stock, and stock as a bonus or in lieu of other awards with respect to more than 150,000 shares under the 1995 Incentive Plan. If a potential grant is authorized subject to performance conditions, this limit will apply in the year of the authorization rather than in the year of any resulting grant. The maximum value of any cash-denominated annual incentive award that may be earned by satisfaction of performance conditions in any calendar year may not exceed $2,000,000 under the 1995 Incentive Plan.

Summary of Other Terms of the 1995 Incentive Plan

The summary below is intended to provide context for the material terms for performance-based awards that stockholders are being asked to reapprove for purposes of Section 162(m). The terms of the 1995 Incentive Plan provide for grants of a range of awards:

•	stock options;

•	SARs;

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	deferred stock, a contractual commitment to deliver shares at a future date (forfeitable deferred stock, which may be referred to as “restricted stock units”);

•	dividend equivalents;

•	cash-denominated annual incentive awards tied to achievement of specific performance objectives; and

•	shares issuable as a bonus or in lieu of rights to cash compensation.

Performance conditions can be applied to any award, including restricted stock, deferred stock, or a Company commitment to grant bonus shares.

Under the 1995 Incentive Plan, the number of shares of common stock authorized for issuance is 8,000,000 shares. As of December 31, 2008, 5,707,604 shares of our common stock, par value $1.25 per share, have been issued and 2,292,396 shares remain available for issuance under the 1995 Incentive Plan. The number of authorized shares may be adjusted in the case of a stock split, acquisition or similar event described in Section 4(c) of the 1995 Incentive Plan. Shares subject to a forfeited or expired award or to an award that is settled in cash or otherwise terminated without issuance of shares to the participant again become available for grants under the 1995 Incentive

Plan, but shares surrendered to or withheld by the Company to cover the exercise price of an option or to satisfy withholding tax obligations are not added back to the pool of available shares. Shares issued under the 1995 Incentive Plan may be either newly issued shares or treasury shares. On March 17, 2009, the last reported sale price of shares of the Company’s common stock in New York Stock Exchange composite transactions was $21.12 per share.

The Committee has the sole discretion to administer the 1995 Incentive Plan, to grant awards under the 1995 Incentive Plan and to determine the terms, timing, transferability and method of exercise of awards, as applicable.

The Committee is authorized to grant incentive stock options, or ISOs, and nonqualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment is fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards, or other property, as the Company may determine from time to time, and methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 1995 Incentive Plan may include “limited SARs” exercisable for a stated period of time following a “change in control” of the Company.

The Committee is authorized to grant restricted stock and deferred stock. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership (although dividend equivalents may be granted, as discussed below).

The Committee is authorized to grant annual incentive awards, in the form of cash and/or restricted stock, upon achievement of pre-established performance objectives during a specified one-year period. Subject to the requirements of the 1995 Incentive Plan, the Committee will determine other annual incentive award terms. If restricted stock is granted in settlement of an annual incentive award in respect of a given performance year, 50% of such restricted stock shall have a restricted period ending not earlier than the end of the year following such performance year and 50% of such restricted stock shall have a restricted period ending not earlier than the end of the third year following such performance year. The Committee is also authorized to grant shares as a bonus free of restrictions or to grant shares or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 1995 Incentive Plan or the Committee’s authority to grant awards under the 1995 Incentive Plan. However, such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. In addition, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award theretofore granted to him or her.

It is not possible to determine specific amounts that may be awarded in the future under the 1995 Incentive Plan because the grant of awards under the 1995 Incentive Plan is discretionary.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the 1995 Incentive Plan.

The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, the participant generally must recognize ordinary income equal to the fair market value of the shares delivered to the participant on the date of exercise minus the exercise price. Upon exercise of an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the shares received.

A participant granted restricted stock under the 1995 Incentive Plan generally will not be subject to taxation at grant or during the period the award is restricted as to transferability and subject to a substantial risk of forfeiture. If the shares have been delivered to the participant, he or she generally must recognize ordinary income equal to the fair market value of the shares at the time the restricted stock becomes transferable or not subject to a substantial risk of forfeiture. Tax rules permit a participant to elect to be taxed on restricted stock at the time of grant, but if the participant subsequently forfeits such shares he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. Stock granted as a bonus will represent ordinary income to the participant equal to the fair market value of the shares at the time of grant. With respect to deferred stock, taxation of the participant generally is deferred until stock is delivered to the participant in settlement of the award.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Vote Required

Adoption of the proposal to reapprove the material terms for performance-based awards for purposes of Section 162(m) under the 1995 Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, subject to a requirement that votes cast represent more than 50% in interest of all securities entitled to vote on the proposal.

Reapproval of the material terms for performance-based awards for purposes of Section 162(m) under the 1995 Incentive Plan will not affect any currently outstanding awards. However, such reapproval should permit awards granted in the period from 2010 to 2014 under the 1995 Incentive Plan to remain fully deductible by the Company. It is not possible at this time to determine whether any such awards will be granted or the terms of such awards.

The Board of Directors considers the reapproval of the material terms for performance-based awards for purposes of Section 162(m) under the 1995 Incentive Plan to be in the best interests of Harsco Corporation and its stockholders, and therefore recommends that you vote FOR approval of this proposal.

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has designated PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2009. This firm has audited the financial statements of the Company and its predecessors since 1929. Although not required to do so by law or otherwise, the Audit Committee desires that stockholders ratify its selection of PricewaterhouseCoopers LLP as our independent auditors. Therefore, the Audit Committee’s choice of independent auditors will be submitted for ratification or rejection at the Annual Meeting. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the confirmation of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

If this proposal is not ratified by a majority of the shares entitled to vote at the Annual Meeting, the appointment of the independent auditors will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of auditors, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2009 would be changed. However, the Audit Committee may review whether to seek new independent auditors for the fiscal year ending December 31, 2010.

The Audit Committee, at its meeting held on November 10, 2008, reviewed and approved the fee estimate for the annual audit of our fiscal 2008 financial statements and, taking into consideration the possible effect of non-audit services on the auditors’ independence, also reviewed specific non-audit services to be rendered for income tax services.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In the following pages, we discuss how our CEO, CFO, and three other most highly compensated executive officers (our “named executive officers”) were compensated in fiscal 2008, and describe how this compensation fits within our executive compensation philosophy. We also describe certain changes to our executive compensation programs for fiscal 2009.

Through the first three quarters of 2008, we engineered steady growth and achieved record results. As we transitioned into the fourth quarter, growth and relative calm turned quickly to extreme turbulence, and we saw the world’s financial and economic conditions deteriorate significantly. As a consequence of the global crisis, our full year’s economic value, or EVA® added results for two of our segments and for the company as a whole were below established targets for 2008. Only the business units in the “All Other Category,” other than one, achieved or exceeded their EVA targets for 2008. This performance resulted in a significant number of individuals within our company earning little or no annual incentive bonus. As noted below, these individuals include certain of our named executive officers. For the long-term performance goals of diluted earnings per share from continuing operations and cash flow from operating activities, we did surpass our established, three-year targets. This performance resulted in many individuals being awarded their target level of performance-based restricted stock units, though our Compensation Committee did exercise its discretion to reduce awards to certain officers, including named executive officers.

Our executive officer pay determinations in 2008 were based in significant part on our above-mentioned financial performance and on our leadership succession transition plans, which focused on retaining a premier management team. As a result, the top issues considered by us and our Compensation Committee regarding 2008 compensation include the following:

•	Determining appropriate compensation levels for the new senior management team;

•	Reviewing and determining the appropriate target measures for the long-term performance-based equity portion of our compensation program;

•	Determining the appropriate level of employees to participate in our performance-based restricted stock unit (RSU) long-term equity program, considering overall reward levels, our costs, competitive factors and internal compensation equity;

•	Overseeing our rigorous implementation of our new Human Capital Framework, which is underpinned by our core values of building a strong global leadership team with the talent and abilities required to achieve our goals; and

•	Reviewing and approving the disclosure in the Compensation Discussion and Analysis section of our Proxy Statement.

General Compensation Philosophy

In addition to the above, our compensation programs are structured to align the long-term interests of our executives and our stockholders. They are designed to reflect our goal of fair, but conservative, wages, while ensuring that we attract, retain and motivate a premier management team to sustain our competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results over the long-term. In administering our executive compensation program, we look to accomplish the following:

•	Attract and retain qualified executives who are critical to our long-term success;

•	Promote and reward individual initiative and achievement;

•	Provide levels of compensation that are fair, reasonable and competitive with comparable companies; and

•	Incentivize and reward management to achieve our annual performance goals, which are specifically designed to reinforce the creation and enhancement of stockholder value.

In addition to the above goals, we, through our Compensation Committee, administer our executive compensation programs with these guiding principles in mind:

Guiding Principles	Rationale

Maintain total compensation packages that range from moderately below to moderately above industry medians	Compensation must be competitive with the marketplace in order to attract and retain talent while retaining some flexibility to provide higher rewards for better achievement
An increasing portion of officers’ total compensation should be based on performance as their seniority increases	Executives most able to affect our performance should have a significant portion of their potential total compensation at risk and dependent upon our performance
A portion of an officer’s total compensation should be stock-based	Executive officers should share in the gains and losses of common stock experienced by stockholders in order to reinforce the alignment of their respective interests

Overview of Compensation Program

Our executive compensation program is carried out through several compensation methods. Each has its own purpose, but together they work to create a compensation package that both fairly compensates the individual for the services rendered to us and the results achieved and provides appropriate value to us for the payments we have made.

The primary compensation methods that we use and the manner in which they are administered include the following:

•	Annual base salary;

•	Annual cash incentive compensation;

•	Long-term equity compensation in the form of restricted stock units (which we refer to as RSUs); and

•	Various health, disability, retirement and other benefits, including post-termination arrangements, commonly found in similar companies.

In establishing the appropriate allocation of these various compensation components, our management believes that employees in higher ranks should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives and long-term equity compensation; as a result, their compensation will be more significantly correlated, both upward and downward, to our financial performance. We also believe that as executives rise to positions that can have a greater impact on our performance, the compensation program should place more emphasis on the value of our common stock. In all cases, however, we strive to ensure that there is a clear correlation between our performance and the compensation of our employees, such that a difficult year for the company will result in a reduction in total compensation for our employees who work for the affected segments of the business. We believe this best aligns our interests and those of our stockholders, and allows our Board to responsibly perform their duties as they relate to compensation.

Compensation Consultants

Our Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. The Compensation Committee has not directly engaged an independent compensation consultant, but expects to do so in calendar year 2009.

The Compensation Committee utilizes the following information provided by the following, management-engaged consultants:

Component of Compensation
Consultant	Reviewed	Advice Provided

Stern Stewart & Co.	Annual EVA-based Incentive Plan and Long-term RSU Equity Compensation Program	Advises on economic value-added program, both from an operations and from a compensation standpoint and develops both annual and long-term EVA goals
Towers Perrin	Executive compensation benchmarking	Develops the annual compensation review of our top senior executives, which is then utilized by our Compensation Committee. Provides actuarial services

Stern Stewart & Co. was selected and engaged because of their expertise in working with economic value-added programs, both from an operating and from a compensation standpoint. Towers Perrin was chosen to provide compensation services to us because of their broad level of expertise in the compensation and benefits area and their expansive knowledge of relevant market data in these areas. Stern Stewart & Co. and Towers Perrin have in the past attended Compensation Committee meetings upon invitation from our Compensation Committee, though neither consultant attends Compensation Committee meetings on a regular basis.

Peer Group and Market Data

To ensure that total compensation for the named executive officers is aligned to the market, the Compensation Committee benchmarks salaries, total cash compensation (in other words, salary plus annual cash incentives) and total direct compensation (in other words, salary plus annual cash incentives and long-term incentive awards) annually against survey data provided by Towers Perrin during Towers Perrin’s annual review of executive compensation for our senior executive officers. No other regular, formal benchmarking is undertaken by the Compensation Committee for compensation purposes. The Committee does also on a periodic basis review the competitiveness of aspects of the Company’s benefits package.

In preparing the compensation survey data it provides to the Compensation Committee, Towers Perrin utilizes a broad industry-wide benchmarking database of approximately 800 companies. In completing its analysis, Towers Perrin takes into account our size and our lines of business by using regression analysis to adjust the entire database of information such that the market data provided corresponds to organizations and business units of similar size and composition.

Benchmarking

In reviewing salary, total cash compensation and total direct compensation, the Compensation Committee considers how each named executive officer’s compensation compares to the 50th percentile. We chose to target the 50th percentile based on our belief that our executive officers should be compensated at neither the high nor the low end of compensation as compared to their peers, but should receive a reasonable level of compensation based on both our performance and their individual performance when they perform at the target level.

For 2008, our named executive officers’ compensation was determined to be at the following percentiles of the benchmark group:

		Total Cash	Total Direct
Name	Salary	Compensation	Compensation

Mr. Fazzolari	44.5%	40.1%	24.1%
Mr. Butler	47.5%	50.2%	58.3%
Mr. Neuffer	58.8%	60.3%	53.1%
Mr. Schnoor	41.6%	37.1%	25.5%
Mr. Kimmel	43.0%	40.9%	40.8%

We utilize the same compensation program philosophy and objectives for each of our named executive officers. As a result, salary, annual incentive awards and long-term incentive awards for our named executive officers generally differ only in terms of quantum. The Compensation Committee did not specifically structure its compensation decisions to create notable disparity between the compensation elements paid to our named executive officers. Instead, the differences between the amounts paid to our named executive officers result from the standard application of our compensation policies and formulae, and specifically result from considerations such as:

•	Differences in the scope of responsibilities held by the named executive officers;

•	Benchmarking performance related to salaries, total cash compensation and total direct compensation;

•	Length of service with us and in specific positions; and

•	Performance (specifically the effect of what the Compensation Committee has viewed as exceptional performance) of duties during a named executive officer’s tenure with us.

Applying the above philosophies to our actual results, you will find that most of our named executive officers were compensated below the range discussed in terms of each of salary, total cash compensation and total direct compensation.

This result is due primarily to the fact that each of the named executive officers was promoted to a new senior level position in 2008. The Compensation Committee, when considering compensation for newly promoted officers, does not place them automatically at the target percentile. Instead, each officer must progress to his or her target level salary over time through measurable standards such as goals accomplished and measurable growth within the newly established position. For example, the results for Messrs. Schnoor and Fazzolari, particularly with regard to total direct compensation, are outside of the range discussed above primarily as a result of the significant increase in responsibilities for each of them (Mr. Schnoor was promoted in 2008 from Corporate Controller to CFO and Mr. Fazzolari was promoted in 2008 from President and Chief Financial Officer to Chairman and CEO), their length of service in these positions and the significant difference between the benchmark compensation levels at their old positions versus the benchmark compensation levels at their new positions. The Compensation Committee considered these rationale when establishing compensation for the named executive officers, and determined that the results were acceptable.

Role of Management in the Compensation Process

Our Chairman and CEO plays several roles in our compensation process. In general, he reviews our proposed overall budget increases for executive officer salaries and approves, on an individual basis, recommendations made by management regarding year-to-year executive compensation increases. More specifically, our Chairman and CEO reviews both (1) benchmark compensation materials and other related information provided by Towers Perrin, one of our compensation consultants, and (2) recommendations submitted by members of our senior management team, before submitting management’s recommendations to the Compensation Committee regarding salary increases and changes to bonus percentages and equity compensation awards for members of our senior management team, as well as the reasons for these recommended changes. Our Chairman and CEO also provides factual support to the Committee with regard to recommendations to the Committee of senior management salary and incentive where discretion is utilized by the Committee.

Our Chairman and CEO also provides the Compensation Committee with factual information on which it bases its decisions regarding his compensation. As an example, our Chairman and CEO meets with the Compensation Committee in executive session during each November to review the progress made on key priorities as well as our results for that fiscal year. Our independent Directors participate in the November session. The Chairman and CEO has no decision-making involvement with respect to his own compensation, however. Instead, the Compensation Committee determines its recommendation regarding the Chairman and CEO’s compensation package for the subsequent fiscal year based on the facts gathered from its meeting with the Chairman and CEO, plus compensation survey information provided to us by Towers Perrin and whatever other information and factors it chooses to consider from year-to-year.

The Chairman and CEO has the authority to call Compensation Committee meetings, but we are not aware of any Compensation Committee meeting called by the Chairman and CEO during the past five years. Additionally, the Chairman and CEO has the authority to call and hold meetings with each of Towers Perrin and Stern Stewart & Co. We are unaware of any individual meeting between the Chairman and CEO and any of our compensation consultants in recent history.

Impact of Individual Performance

The primary factors that the Compensation Committee considers when making compensation decisions for the named executive officers are those related to our overall corporate performance. To a much lesser extent, the Compensation Committee considers individual performance by each of the named executive officers during the course of the year, as evaluated by the Compensation Committee in the case of the CEO, and by the CEO and the Compensation Committee in the case of our other named executive officers. The Compensation Committee also considers the performance of our divisions in the case of the named executive officers who lead such divisions. Individual performance generally has an impact on compensation decisions in only two ways, both of which involve the significant use of discretion on the part of the Compensation Committee.

First, if applicable, the Compensation Committee considers individual performance when determining named executive officers’ base salaries. In such cases, certain non-quantifiable factors may be considered by the Compensation Committee when establishing executives’ salaries, including the executives’ performance in leading improvements in the financial performance of poorly performing businesses or divisions, or addressing specific and major company events or issues outside the ordinary course of business (for example, acquisitions, divestitures, financings, restructurings, etc.). Many of these “other” factors are clearly not established, “hard and fast” performance goals, but are qualitative individual performance factors that, if and when taken into consideration, would generally have a significant impact on our performance for the year and the individual officer’s success in his or her position.

Second, if applicable, the Compensation Committee also generally considers individual performance when determining our named executive officers’ long-term incentive compensation awards. When determining the equity awards to be paid out to the named executive officers, the Compensation Committee will first look at our overall performance with respect to the pre-established financial goal or goals. If our overall goals are satisfied, the Compensation Committee next looks to the financial performance of the division for which the officer is responsible, and then to the officer’s individual and non-quantifiable contributions to the Company during the applicable performance period. If the Compensation Committee does not believe that a named executive officer has adequately contributed to our overall performance during the fiscal year, the Compensation Committee may reduce the number of RSUs awarded to the officer (assuming that company-wide performance targets have been achieved such that RSU payouts would have otherwise been approved). The Compensation Committee exercised this type of discretion when determining equity payouts for 2008 with respect to certain officers, including named executive officers.

For 2008, the Compensation Committee considered the following individual performance and other quantifiable and non-quantifiable factors (including financial performance factors involving particular divisions within a named executive officer’s area of responsibility) when making compensation decisions for the following named executive officers:

•	For Mr. Fazzolari: leadership of the company by articulating and communicating a clear strategy; disciplined execution of strategy; setting values and tone through implementation of a core ideology; management succession and development; our overall growth in revenues, earnings, EVA and cash flow; and our successful completion of significant transactions;

•	For Mr. Butler: EVA improvement; overall growth in revenues and earnings for our Harsco Infrastructure and Harsco Metals segments; management succession and development for our Harsco Infrastructure and Harsco Metals segments; and the successful handling and integration of key transactions;

•	For Mr. Schnoor: our overall growth in revenues, earning and EVA and improved performance, looking primarily to financial measures and overall strategic development goals;

•	For Mr. Kimmel: our successful completion of significant transactions; our handling of major litigation matters and other legal issues; implementation of human resources strategic initiatives; and the successful oversight of risk management issues; and

•	For Mr. Neuffer: EVA improvement, overall growth in revenues and earnings for our Harsco Minerals and Rail group; reorganization of certain companies within our Harsco Minerals and Rail group; and management succession and development for our Harsco Minerals and Rail group.

Components of Executive Compensation

Each component of direct and indirect compensation paid to our executive officers for 2008 is summarized in the table below:

Where Reported in
Component	Characteristics	Purpose	Accompanying Tables

Base Salary	Base salary generally comprises 41.8% to 53.8% of the total compensation of our named executive officers.	To provide a base level of compensation for the services provided to the Company	2008 Summary Compensation Table under the “Salary” column

Where Reported in
Component	Characteristics	Purpose	Accompanying Tables

Determined based upon competitive salary data provided by Towers Perrin, each individual’s past performance and their level of responsibility within our organization

Annual Cash Incentive Compensation	Payout is based on the extent of the achievement of independently pre-established EVA targets, both at a company and division level, taking into account the executive’s salary and bonus percentage	To compensate for the achievement of pre-established annual goals which the Board believes will increase stockholder value	2008 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and Grants of Plan-Based Awards for Fiscal Year 2008 Table under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column

Long-term Equity Compensation	The actual number of Restricted Stock Units granted to an executive is a function of the level of achievement attained by us based on specified performance targets and the exercise of discretion by the Compensation Committee of our Board of Directors, which may, in its discretion, reduce an award below the targeted payout amount	To compensate for the achievement by the Company of longer-term goals which are pre-established by the Board and whose achievement is believed to increase stockholder value over the longer term	2008 Summary Compensation Table under the “Stock Awards” column; Grants of Plan-Based Awards for Fiscal Year 2008 Table under the “Grant Date Fair Value of Stock and Option Awards” column; Outstanding Equity Awards at Fiscal 2008 Year-End Table; and 2008 Option Exercises and Stock Vested Table

Perquisites	Of a nature other than cash and designed to meet certain needs of our executives while providing a competitive package for that level of executive	To provide our executives with selected benefits commensurate with those provided to executives at our peer group companies which permit the employee to address certain health, disability and other needs	2008 Summary Compensation Table under the “All Other Compensation” column

Retirement Benefits	Primarily delivered through defined contribution and defined benefit plans that are similar in form to those benefits available to our other employees	To provide an appropriate level of replacement income upon retirement	2008 Summary Compensation Table under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and “All Other Compensation” column

Where Reported in
Component	Characteristics	Purpose	Accompanying Tables

Potential Payments upon Change in Control	Contingent in nature. Most elements are payable only if a named executive officer’s employment is terminated as specified under the change in control provisions of various plans	To encourage executives to consider as objectively as possible whether a possible change in control transaction is in the company’s best interests	Termination or Change in Control Arrangements Tables

Other Potential Post-Employment Payments	Contingent in nature. Amounts are payable only if a named executive officer’s employment is terminated as specified under the arrangements of various plans	Lists potential payments under the scenarios of death, disability, retirement, termination without cause or for cause, and voluntary separation	Termination or Change in Control Arrangements Tables

Analysis of 2008 Executive Compensation

Salaries

In determining annual salary levels for each of our executive officers, our Compensation Committee, took into consideration the following factors:

•	the officer’s current and historical performance and contribution to our business, including the achieved results of the operations for which he or she is responsible and other key strategic accomplishments on pre-established goals within his or her areas of responsibility;

•	each officer’s level and amount of responsibility within our business, focusing particularly on the individual’s ability to impact financial results either directly or through the groups of people they manage;

•	comparison to other internal salaries, with the goal of internal equity that rewards positions with similar levels of responsibility similarly;

•	benchmark information developed by Towers Perrin;

•	the overall operating results that have been achieved by us and each individual division; and

•	our salary range structure for various grade levels.

Of continuing importance during 2008 were recent promotions in light of the implementation of our senior management succession plan. As a result, our Compensation Committee, in reviewing salaries during 2008, took into account the expanded roles that much of our senior management would experience during calendar year 2008 and, in November 2008, the Compensation Committee approved increases in the base salary levels of the named executive officers ranging from 0% to 8.11% over the prior year’s salary. These salaries were based on the new job responsibilities for each named executive officer. The average level of salary increases for non-executive officers throughout our business was 2.68% and ranged from 0% to 9.09%.

Annual Incentive Compensation Plan

After the end of each fiscal year, management presents to our Compensation Committee a summary and recommendation for management incentive bonuses. The presentation includes the following:

•	Information on our EVA performance for the fiscal year just ended, both on an overall company and individual division basis;

•	Awards to each executive officer under the plan during the prior three years;

•	Salaries for the fiscal year just ended and target award information; and

•	A specific recommendation for management incentive bonuses based on the above criteria.

The performance criteria under the 1995 Incentive Plan are periodically approved by our stockholders, were last approved at our 2004 Annual Meeting, and are being submitted for reapproval by our stockholders at our 2009 Annual Meeting.

Target Annual Incentive Payouts

Payments of annual incentives under the 1995 Incentive Plan are a function of the executive’s annual salary multiplied by the applicable bonus percentage, which in turn is multiplied by a performance percentage. The bonus percentage is determined for each individual executive and is a function of the individual’s level of responsibilities and his or her ability to impact our overall results. The percentage is calculated by multiplying the individual’s salary grade by .02. The .02 is a factor which ties the various salary grades used by us to an appropriate incentive range.

The performance percentage is determined based on achievement of EVA objectives and can range from zero to 200%. The target bonus is at 100% performance. Zero and 200% were set as outer limits based on recommendations by our consultant, Stern Stewart & Co., and our desire to keep incentive payments within a certain range. Because of the way the incentive system is structured, there is a 15% probability that either an award of zero or 200% will be achieved. In the past, certain divisional officers have achieved zero payouts as well as 200% payouts. Since the annual incentive program is formula driven and the formula is approved at the same time as the annual performance targets, our Committee only has discretion to reduce the recommended awards for the named executive officers.

The target bonus percentages for the named executive officers for 2008 were as follows:

Executive	Minimum	Maximum	Target

S.D. Fazzolari	0%	160%	80%
G.D.H. Butler	0%	128%	64%
R.C. Neuffer	0%	128%	64%
S.J. Schnoor	0%	104%	52%
M.E. Kimmel	0%	104%	52%

Actual annual incentive awards to the named executive officers are detailed in the 2008 Summary Compensation Table. As was the case with many companies, we as a whole were impacted by the economic turmoil during calendar year 2008, and annual incentive bonuses were significantly below prior years’ levels. Our Harsco Minerals & Rail business group, however, performed very well and was only slightly impacted by the economic downturn, and as a result, this business group earned its full annual incentive award (200% of target).

Performance Metric for Annual Incentive Compensation Plan; Fiscal 2008 Performance Results for Performance Metric

EVA is an operating mindset that is instilled in our employees and is utilized in the way we operate our businesses. In light of this, it was deemed the appropriate measure by which to judge results for incentive purposes. EVA is calculated by subtracting from net operating profit after tax (which is similar to operating earnings less taxes) a charge for capital employed in the particular business (which is the product of the amount of capital utilized multiplied by our cost of capital).

EVA improvement is a measure of the growth anticipated by stockholders. It represents the amount that EVA (calculated as described above) must improve each year in order for our current operations value (referred to as COV) to increase to the company’s total market value. COV is calculated as the sum of our current EVA capital plus the value that would be produced if EVA was maintained at its current level (in other words, no growth in EVA) into perpetuity.

The 2008 EVA improvement target was developed by our compensation consultant, Stern Stewart & Co., based on the principles outlined above. The payout under the annual incentive bonus program is based on the amount of economic value created in the appropriate year, both for the company as a whole and for the business units for which a senior officer has responsibility. The EVA improvement target for 2008 for the company as a whole was $7,700,000. The EVA improvement required for a target bonus payout for the business units for which Mr. Butler was responsible was $5,183,000 and the EVA improvement required for a target bonus payout for the business units for which Mr. Neuffer was responsible was $2,290,000.

In addition to the EVA improvement target, an EVA interval both above and below the EVA improvement target is also calculated. The EVA intervals serve as the guide for determining an officer’s performance bonus multiplier in terms of the amount of EVA improvement actually achieved. For example:

•	If the annual EVA improvement achieved equals the target, the officer receives 100% of his target performance bonus.

•	Similarly, if the annual EVA improvement achieved is within one interval above or below the target, the officer receives a percentage of his target performance bonus, which is calculated by interpolating the percentage of the interval achieved.

•	If the annual EVA improvement achieved is more than one interval above the target, the officer would receive twice his target performance bonus.

•	Conversely, if the annual EVA improvement achieved is more than one interval shy of the target, the officer receives no bonus.

For 2008, the EVA interval for the company as a whole was $35,500,000. The EVA interval for those business units for which Mr. Butler has responsibility was $31,700,000, and the EVA interval for the business units for which Mr. Neuffer has responsibility was $13,200,000.

An example of how the EVA system works may provide clarification. If we as a whole achieved $7,700,000 in EVA improvement, those individuals paid on company-wide performance would receive their target payout amount (100%). If, instead, we as a whole achieved $43,200,000 or more (that is, $7,700,000 plus $35,500,000) in EVA improvement, an individual paid on corporate performance would receive his or her maximum payout amount (200%). If the amount of EVA improvement achieved was less than $7,700,000 but more than a negative $27,800,000 (that is, $7,700,000 minus $35,500,000), then the officer would be entitled to a payout, but the payout would be an amount less than the target payout and calculated by interpolating the percent of the interval achieved. If the amount of EVA improvement achieved was more than $7,700,000 but less than $43,200,000, then the officer would be entitled to a payout in an amount more than the target payout, calculated by interpolating the percent of the interval achieved.

In 2008, we as a whole produced negative $21,120,000 in EVA improvement ($28,820,000 below the applicable EVA target), which resulted in a bonus percentage of 19% for those individuals whose bonuses were based on corporate performance. The business units for which Mr. Butler was responsible generated negative $59,685,000 in EVA improvement ($64,868,000 below the applicable EVA target), which resulted in a bonus percentage of 0% for Mr. Butler. The business units for which Mr. Neuffer was responsible generated $23,035,000 in EVA improvement ($20,745,000 above the applicable EVA target), which resulted in a bonus percentage of 200% for Mr. Neuffer.

We, with the input of Stern Stewart & Co., have established minimum, target and maximum objectives for overall EVA performance for 2009 and allocated that target objective among the divisions. Thus, the annual incentive compensation awards of the corporate officers are closely related to the overall performance of the divisions against their EVA goals. Goals are recommended by Stern Stewart to the Committee, and senior management has very limited input into the establishment of the EVA targets.

Equity Compensation

The primary purpose of our long-term incentive compensation program, as evidenced by grants of RSUs, is to drive maximum stockholder return by directly aligning the interests of management and stockholders and motivating key executives to remain with us. We believe our long-term incentive program achieves this goal by:

•	Rewarding the named executive officers for the creation of sustained stockholder value;

•	Encouraging ownership of our stock by management;

•	Fostering teamwork; and

•	Providing us with a means to retain and motivate high-caliber executives.

Review of Proposed RSU Target Awards

During their November 2008 meeting, after review and consideration of benchmarking information and the performance of the individual officers, the Compensation Committee reviewed proposed RSU grants for each named executive officer for the period ending December 31, 2008, as follows:

Named Executive Officer	Target Award

S.D. Fazzolari	20,000 RSUs
G.D.H. Butler	16,000 RSUs
R.C. Neuffer	7,000 RSUs
S.J. Schnoor	4,000 RSUs
M.E. Kimmel	10,000 RSUs

Performance Metrics for RSUs

In furtherance of the Company’s pay-for-performance culture, payouts of RSUs are contingent upon satisfaction of certain pre-established performance goals. This is a growing but still minority position among companies offering long-term equity incentives in the form of RSUs. Most are issued on a time expiration basis. Under the restricted stock unit program, performance goals for a given year have historically been established at least one year in advance by our Compensation Committee. Our Compensation Committee approved the 2008 goals of diluted earnings per share from continuing operations and cash flow from operating activities at its November 14, 2005 meeting and the full Board approved 2007-2009 cumulative EVA performance goals for RSUs at its March 2007 meeting.

Performance goals for earnings per share from continuing operations and cash flow from operating activities (for calendar year 2008) and EVA improvement (for calendar years thereafter) are recommended by management to the Committee and are based upon expectations regarding the targeted growth in these measures over the performance period. The recommended objectives are consistent with the objectives discussed with the investment community by management for the longer term periods.

Approved 2008 Performance Goals and Performance Results

Performance goals for diluted earnings per share from continuing operations and cash flow from operating activities for fiscal 2008 were as follows:

Diluted earnings per share from continuing operations	$2.55
Cash flow from operating activities	$460 million

The actual diluted earnings per share from continuing operations achieved by us in 2008 was $2.92 (which included $0.28 of restructuring charges in the fourth quarter). The actual cash flow from operating activities achieved by us in 2008 was $574 million. The significant over-achievement of the diluted earnings per share from continuing operations goals was the result of several years of earnings growth of over 30%. This growth was achieved by both strong organic growth within each of our businesses, as well as numerous successful acquisitions that have added substantial accretion.

Actual RSU Awards

The Compensation Committee determines final RSU awards at the first committee meeting at the beginning of the fiscal year based on performance results for the covered period. Because of our strong performance in 2006 and 2007, the long-term incentive goals for the RSU Program, which covers a three-year cycle, were exceeded. As a result, all but one executive officer received their full RSU payout for the 2006 through 2008 cycle of the long-term program. With regard to the one executive officer noted in the previous sentence, while the targets were satisfied, the Committee determined it appropriate to reduce the RSU payout to this executive officer in light of the performance of the operating segments for which he is responsible. Actual RSU awards to the named executive officers for fiscal 2008 are detailed in the Grants of Plan Based Awards for Fiscal Year 2008 Table. The RSU Award amounts shown in the 2008 Summary Compensation Table reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), of RSU awards under the 1995 Incentive Plan. As a result, the 2008 Summary Compensation Table includes amounts from awards granted in and prior to 2008 and does not include the RSU awards made in January 2009 based on 2008 performance measures, which are discussed in this section.

Stock Ownership Guidelines

In addition to the strong performance culture as well as holding periods for RSU grants, in 2007, we established stock ownership guidelines which apply to the named executive officers and certain other RSU plan participants, to encourage the retention of stock acquired through our RSU award program. These guidelines are based on a multiple of an individual’s base salary and were benchmarked against the stock ownership guidelines of similar companies and were also based on the Board’s determination of appropriate share ownership levels based on our compensation system. Under the guidelines, a participant is required to maintain certain share ownership levels of our common stock and is restricted from selling more than half of the shares held by them until the restrictions have been met. The share ownership levels (based on fair market value as measured periodically) for each named executive officer are as follows:

Named Executive Officer	Multiple of Salary

S.D. Fazzolari	Five times salary
G.D.H. Butler	Five times salary
R.C. Neuffer	Three times salary
S.J. Schnoor	Three times salary
M.E. Kimmel	Three times salary

Individuals to whom the stock ownership guidelines apply have five years from the date they are first granted RSUs to comply with the guidelines in light of their recent establishment. All common stock held by the individual, whether acquired as a result of an RSU grant or otherwise, is included in determining whether a named executive officer has achieved the applicable ownership guideline. Stock options are not included in calculating whether the guidelines have been met. Failure to meet the guidelines within the applicable five-year period on the part of an individual could result in such individual being penalized by the Compensation Committee, whether through a reduction in future grants or otherwise.

Total Direct Compensation

The Compensation Committee believes the pay elements described above are consistent with our compensation philosophy of paying for performance, paying competitively and attracting and retaining key talent. Each pay element is designed to complement the other and reward the achievement of short-term and long-term objectives. In establishing total direct compensation, after review and consideration of market data, our Compensation Committee reviews each aspect of direct compensation (that is, salary, annual bonus and RSU awards) on both an individual component and a combined basis. The Compensation Committee intends that the total direct compensation combination will result in compensation at the market median.

Total direct compensation is further intended to be interrelated, such that the positive or negative performance in one will directly or indirectly affect the performance of the other components. For example, the annual EVA incentive program is directly tied to the level of the individual’s salary because the payment is based on a percentage of salary. Also, as discussed above, the percentage of salary that is received as an annual incentive bonus is a function of the level of achievement of the EVA target and the individual’s salary grade. The level of RSU grants is not a direct function of salary, as target grants are established by our Compensation Committee based on a number of other factors, including the individual’s ability to impact long-term results, his or her performance history and his or her level of salary. However, since the payout of the annual incentive plan is based on EVA and the RSU grants (for 2008) are based on the achievement of diluted earnings per share and cash flow from operating activities goals, although there is no direct correlation between the measures, there are interrelations among these measures such that the positive or negative performance as to one of the measures will likely be reflected in positive or negative performance of the others. For example, one of the components of EVA is net operating profit after tax. While this is not the same as the net income used in determining diluted earnings per share from continuing operations, there is a strong correlation such that the failure to achieve a diluted earnings per share from continuing operations target, depending upon the level at which it was established, may also be reflected in a lower EVA award because of a lower net operating profit after taxes.

During the review of compensation for 2008, which was completed in 2007, and in connection with the preparation of this report, our Compensation Committee did review and take into consideration all aspects of compensation which might be paid to an executive, whenever earned in his or her career. The following table summarizes the direct compensation elements awarded to the named executive officers in fiscal 2008 using the full grant date value for RSUs awarded in 2008. Inclusion of the table is not intended to replace the 2008 Summary Compensation Table, but rather to reflect how the Compensation Committee views the compensation awarded to the named executive officers during the year.

		Annual Incentive		Total Direct
Name	Salary	Compensation	RSU Awards	Compensation

S.D. Fazzolari	$850,000	$129,200	$605,838	$1,585,038
G.D.H. Butler	$646,919	$0	$1,132,828	$1,779,747
R.C. Neuffer	$400,000	$512,000	$321,651	$1,233,651
S.J. Schnoor	$370,000	$36,556	$132,890	$539,446
M.E. Kimmel	$370,000	$36,556	$302,461	$709,017

The conversion rate used for amounts included above with respect to Mr. Butler was £1.00 = $1.65.

As noted above, our performance during 2008 has impacted our payouts under the annual incentive plan. However, due to our strong performance in 2006 and 2007, our payouts were at the target/maximum level for the equity incentive plan except in the case of one named executive officer, with regard to whom the Committee exercised its discretion. The Compensation Committee did not exercise its authority to decrease any total direct compensation element payable to the named executive officers for fiscal 2008 other than in this case. Prior years’ performance will not impact the achievability of the 2009 EVA incentive plan targets.

Indirect Compensation Elements

We have in place the following broad-based employee benefit plans in which the U.S. executive officers participate on the same terms as U.S. non-executive employees:

•	health insurance;

•	disability insurance;

•	a term life insurance benefit equal to two times the individual’s salary up to a maximum benefit of $500,000;

•	a defined benefit pension plan; and

•	a 401(k) Savings Plan.

Many of the above benefits are now offered on the same basis to all similarly situated employees (for example, to all U.S. employees). The relative amount of life insurance and disability insurance offered to a named executive officer is a function of the individual’s salary, as is the amount contributed to the individual’s 401(k) account, although that is also a function of the percentage of salary that the individual chooses to contribute to the plan and IRS maximum contribution limitations. In addition, the executive officers other than Mr. Butler participate in the Supplemental Retirement Benefit Plan (which we refer to as the SERP) as described under the section “Retirement Plans” below, which supplements the qualified pension plan, and in the non-qualified Retirement Savings and Investment Plan (referred to as the RSIP), which supplements our 401(k) Savings Plan with respect to contributions that could not be made because of Internal Revenue Service compensation and contribution limitations.

We also provide other benefits to certain executives including a change in control severance policy described below. Certain named executive officers, namely Messrs. Butler, Fazzolari and Neuffer, are entitled to cars provided by us or a cash allowance alternative, and the Board of Directors has approved a policy regarding the CEO’s personal use of our aircraft. Corporate aircraft are used primarily for business travel and the Board policy includes a limitation on annual personal use unless the additional use is approved by the Lead Director of the Board. The CEO is taxed on the imputed income attributable to personal aircraft use and does not receive tax assistance from us with respect to those amounts. For more information on the perquisites provided and to whom they apply, see the All Other Compensation Table which serves as a supplement to the 2008 Summary Compensation Table.

Our philosophy is to position the aggregate of these elements of compensation at a level that is competitive with our size and performance relative to other leading peer companies, as well as a larger group of general industry companies. We further believe that these other aspects of the executive compensation program are reasonable, competitive and consistent with the overall executive compensation program in that they help us attract and retain the best leaders.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Change in Control Severance Agreements

On June 21, 2005, the Board of Directors authorized us to amend employment agreements then in place with Messrs. Fazzolari and Butler and one other officer who has since retired, and to enter into similar forms of agreements with certain of our corporate officers, including Mr. Kimmel and Mr. Schnoor (together with Messrs. Fazzolari and Butler, referred to as the Change in Control Officers), which provide that in the event of a change in control, each such officer will remain in our employ for a period of three years from the date of the change in control (or to such officer’s normal retirement date, if earlier), subject to the Change in Control Officers’ right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason. As a result of its reviews and analyses, the Compensation Committee also approved reductions in certain features of our change in control arrangements due to the fact that prior payment levels were no longer consistent with our philosophy regarding severance payments in general, which looks inward and to our overall employee severance arrangements rather than outward and toward a review of peer company policies. The Compensation Committee, following such review, determined that the remaining payment and benefit levels provided for under the change in control and other termination arrangements were consistent with our general severance philosophy. The Change in Control Agreements were further amended in 2008 to ensure their compliance with Internal Revenue Code Section 409A. For more information, see Termination or Change in Control Arrangements and the corresponding tables below.

The Compensation Committee believes that the Change in Control Agreements serve the following purposes:

•	assuring that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event;

•	ensuring that, if a possible change in control should arise and a Change in Control Officer should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our stockholders, without concern for his position or financial well-being; and

•	protecting us by retaining key talent in the face of corporate changes.

The change in control arrangements are reviewed on a regular basis, but not necessarily as part of the annual compensation review. This is because we generally consider the change in control agreements as compensation elements separate and apart from the other elements of our compensation arrangements. More specifically, the payments or benefits available under the change in control agreements do not have any significant impact on the Compensation Committee’s general compensation decisions relating to salary and incentive payments. Instead, the Compensation Committee considers that the change in control agreements are in place to cover a specific and unlikely circumstance, namely if we are acquired and the executives lose their jobs. In this way, payments and benefits available under the change in control agreements are not viewed by the Compensation Committee as amounts that should impact the compensation amounts awarded on a year-to-year basis to the named executive officers for their ongoing management of the company.

Other Potential Post Employment Payments

Upon certain types of terminations of employment not related to a change in control, payments under various company policies and plans may be paid to the named executive officers. These events and amounts are more fully explained in the Termination or Change in Control Arrangements section below.

Policy Regarding Tax Impact on Executive Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the Proxy Statement. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets certain requirements, including stockholder approval of material terms of compensation.

We intend, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment and, accordingly, compensation paid under our incentive compensation plans is generally tax-deductible. However, on occasion it is not possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet our compensation needs, and in such limited situations, we may choose to pay compensation that would otherwise not be deductible under Section 162(m) if we believe that it is appropriate and in our best interest.

Personal Use of Corporate Aircraft

In connection with our allowing personal use of our corporate aircraft by certain of our named executive officers, a portion of our related expense is non-deductible under recent changes to U.S. federal income tax law. We treat such personal use as compensation, as reported in the “All Other Compensation” column of the 2008 Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Proxy Statement for our 2009 Annual Meeting of Stockholders, for filing with the Securities and Exchange Commission (referred to herein as the Commission).

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

D. H. Pierce, Chairman
T. D. Growcock
H. W. Knueppel
C. F. Scanlan
J. I. Scheiner
A. J. Sordoni, III

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

2008 Summary Compensation Table

The following table presents the compensation provided to Mr. Fazzolari, Chairman and Chief Executive Officer, as well as the four other most highly compensated executive officers, for services rendered to us in 2006, 2007 and 2008.

							Change in
							Pension Value
						Non-Equity	and
						Incentive	Nonqualified
Name and				Stock	Option	Plan	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)	($)(2)	Earnings ($)(3)	($)	($)

Salvatore D. Fazzolari	2008	850,000	-0-	605,838	-0-	129,200	526,519	44,689	2,156,246
Chairman and	2007	500,000	-0-	387,642	-0-	675,500	176,377	48,873	1,788,392
Chief Executive Officer(4)	2006	450,000	-0-	189,562	-0-	411,840	101,952	42,041	1,195,395
S. J. Schnoor	2008	370,000	-0-	132,890	-0-	36,556	91,041	19,613	650,100
Senior Vice President	2007	255,000	-0-	93,205	-0-	196,860	21,587	23,920	590,572
and Chief Financial Officer(5)	2006	241,000	-0-	49,502	-0-	130,959	41,343	23,211	486,015
G. D. H. Butler	2008	646,919	-0-	1,132,828	-0-	-0-	-0-	87,556	1,867,303
President(6)	2007	705,800	-0-	523,929	-0-	659,358	296,898	93,258	2,279,243
	2006	630,160	-0-	189,562	-0-	425,357	762,200	78,380	2,085,659
R. C. Neuffer	2008	400,000	-0-	321,651	-0-	512,000	129,120	33,366	1,396,137
Senior Vice President	2007	275,000	-0-	245,753	-0-	253,000	47,593	35,350	856,696
and Group CEO(7)	2006	250,000	-0-	156,714	-0-	210,000	81,789	34,815	733,318
M. E. Kimmel	2008	370,000	-0-	302,461	-0-	36,556	13,875	18,280	741,172
Senior Vice President,	2007	275,501	-0-	170,718	-0-	265,858	6,714	23,920	742,711
Chief Administrative	2006	245,501	-0-	49,502	-0-	168,512	5,494	33,972	502,981
Officer, General Counsel and Corporate Secretary(8)

(1)	The amounts shown in this column represent the compensation cost recognized for financial statement purposes with respect to restricted stock units, computed in accordance with SFAS No. 123(R). All grants of restricted stock units were made under the 1995 Incentive Plan. See Note 12, “Stock-based Compensation,” to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used by us to calculate share-based employee compensation expense, as outlined in SFAS No. 123(R). These awards are discussed in further detail under the heading “Equity Compensation” in the Compensation Discussion and Analysis.

The grant date fair value of the 2006 RSU awards was $33.85 per unit, which was determined using the average of the high and low price of the stock on that day’s trading, less a discount for dividends not received during the vesting period. The grant date fair value of the 2007 RSU awards was $38.25 per unit, which was determined using the average of the high and low price of the stock on that day’s trading, less a discount for dividends not received during the vesting period. The grant date fair value of the 2008 RSU awards was $45.95 per unit, which was determined using the average of the high and low price of the stock on that day’s trading, less a discount for dividends not received during the vesting period. The above information does not reflect an estimate for forfeitures, and none of these awards has been forfeited as of March 3, 2009.

For the 2005 RSU awards, there was no accelerated recognition of compensation expense for those employees who reached the retirement age prior to vesting or who would reach retirement age prior to the stated vesting date. The 2006 RSU awards have accelerated recognition of compensation expense based on the adoption of SFAS No. 123(R). The only employees listed above affected by this are Mr. Neuffer, who turns 65 prior to the end of the 3-year vesting period for the 2006 awards and 62 prior to the end of the 3-year vesting period for the 2007 and 2008 awards, and Mr. Butler, who turns 62 prior to the end of the 3-year vesting period for the 2007 and 2008 awards.

Harsco does not have any RSU awards which are classified as liability awards under SFAS No. 123(R).

(2)	The amounts shown in this column for 2008 constitute the annual cash incentive compensation paid to each officer under the 1995 Incentive Plan based on the achievement of specific EVA goals.

(3)	All amounts shown represent changes in pension values. Mr. Butler’s results reflect a decrease in pension value of $1,561,659. There were no above-market or preferential earnings on deferred compensation during fiscal year 2008.

(4)	Mr. Fazzolari was appointed to the position of Chairman effective April 22, 2008 and Chief Executive Officer effective January 1, 2008. Prior to that date, Mr. Fazzolari served as our President, Chief Financial Officer and Treasurer.

(5)	Mr. Schnoor was appointed to the position of Senior Vice President and Chief Financial Officer effective January 1, 2008. Prior to that date, Mr. Schnoor served as Vice President and Corporate Controller.

(6)	Mr. Butler was appointed to the position of President effective January 1, 2008. Mr. Butler also serves as Chief Executive Officer of the Harsco Infrastructure and Harsco Metals Segments. Prior to that date, Mr. Butler served as Senior Vice President-Operations and President of the MultiServ and SGB Group Divisions. Mr. Butler’s salary and bonus are determined and paid in British pounds and are designated in the table in U.S. dollars. The conversion rates used for the amounts included in the 2008 Summary Compensation Table were £1.00 = $1.65 for 2008, £1.00 = $2.00 for 2007 and £1.00 = $1.85 for 2006.

(7)	Mr. Neuffer was appointed to the position of Senior Vice President and Group CEO, Harsco Minerals & Rail Group, effective January 1, 2009. Prior to that date, Mr. Neuffer served as President of the Harsco Minerals & Rail Group.

(8)	Mr. Kimmel was appointed to the position of Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary effective January 1, 2008. Prior to that date, Mr. Kimmel served as General Counsel and Corporate Secretary.

All Other Compensation

We also provide certain perquisites to the named executive officers. The following table summarizes the incremental cost of perquisites and other benefits for the named executive officers in 2006, 2007 and 2008 and describes the other benefits included in the “All Other Compensation” column.

		Mr. Fazzolari	Mr. Schnoor	Mr. Butler(a)		Mr. Neuffer	Mr. Kimmel

Personal Use of Corporate Aircraft(b)	2008	16,861	-0-	-0-		1,773	-0-
	2007	15,307	-0-	-0-		-0-	-0-
	2006	8,793	-0-	-0-		-0-	-0-
Personal Use of Automobile	2008	10,938	-0-	37,169	(c)	16,661	-0-
	2007	8,877	-0-	45,244	(d)	16,661	-0-
	2006	8,683	-0-	41,755	(e)	16,661	-0-
Other Travel and Related Expenses(f)	2008	-0-	-0-	-0-		-0-	-0-
	2007	-0-	-0-	-0-		-0-	-0-
	2006	1,354	-0-	652		-0-	10,786
Our contributions to defined contribution	2008	6,477	9,200	-0-		4,519	7,867
plans	2007	14,169	13,400	-0-		6,040	13,400
	2006	13,000	13,000	-0-		6,123	13,000
Dollar value of life insurance premiums	2008	1,386	1,386	32,268		1,386	1,386
paid by us or on our behalf	2007	1,386	1,386	29,236		1,386	1,386
	2006	1,386	1,386	20,524		1,386	1,361
Dollar value of health insurance premiums	2008	8,771	8,771	1,454		8,771	8,771
paid by us or on our behalf	2007	8,842	8,842	1,664		10,971	8,842
	2006	8,533	8,533	1,504		10,353	8,533
Dollar value of long-term disability premiums	2008	256	256	16,665		256	256
paid by us or on our behalf	2007	292	292	17,114		292	292
	2006	292	292	13,945		292	292
Total	2008	44,689	19,613	87,556		33,366	18,280
	2007	48,873	23,920	93,258		35,350	23,920
	2006	42,041	23,211	78,380		34,815	33,972

(a)	The conversion rate used for the amounts included in this table for Mr. Butler for 2008 was £1.00 = $1.65, for 2007 was £1.00 = $2.00 and for 2006 was £1.00 = 1.85.

(b)	The value of personal use of corporate aircraft reflects the calculated incremental cost to us of personal use of corporate aircraft. Incremental costs have been calculated based on the variable operating costs to us. Variable costs consist of trip-specific costs including fuel, catering, mileage, maintenance, labor and parts, engine reserve, crew expenses, universal weather monitoring, landing/ramp fees and other miscellaneous variable costs. Incremental cost calculations do not include fixed costs associated with owning our aircraft since we would incur these costs anyway.

On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight.

(c)	Includes a fuel allowance of $4,657.00.

(d)	Includes a fuel allowance of $6,166.00.

(e)	Includes a fuel allowance of $6,523.00.

(f)	We occasionally invite named executive officers’ spouses to accompany the officers to Board-related events for appropriate business purposes, for which we pay or reimburse travel and related expenses. These amounts are included in the “Other travel and related expenses” row to the extent they do not include travel on the corporate aircraft, which is discussed in footnote (b) above.

Grants of Plan-Based Awards for Fiscal Year 2008

The following table sets forth information concerning plan-based awards to the named executive officers during fiscal year 2008 as well as estimated future payouts under such plans:

		Estimated Possible			Estimated Possible			Grant Date
		Payouts Under			Payouts Under			Fair Value
		Non-Equity Incentive			Equity Incentive			of Stock and
		Plan Awards(1)			Plan Awards(2)			Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Name	Date	($)	($)	($)	(#)(3)	(#)	(#)	($)(4)

S. D. Fazzolari		6,800	680,000	1,360,000
	01-22-08				-0-	20,000	20,000	919,000
S. J. Schnoor		1,924	192,400	384,800
	01-22-08				-0-	4,000	4,000	183,800
G. D. H. Butler(5)		4,140	414,028	828,056
	01-22-08				-0-	16,000	16,000	735,200
R. C. Neuffer		2,560	256,000	512,000
	01-22-08				-0-	7,000	7,000	321,650
M. E. Kimmel		1,924	192,400	384,800
	01-22-08				-0-	10,000	10,000	459,500

(1)	These columns reflect potential awards under our annual incentive compensation program, made under our 1995 Incentive Plan and described more fully on page 33 of this Proxy Statement. Actual payouts for 2008 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table.

(2)	These columns reflect potential awards under our restricted stock unit program, granted under our 1995 Incentive Plan and described more fully on page 35 of this Proxy Statement.

(3)	Our Compensation Committee has complete discretion on whether to grant and the amount of any grant of restricted stock units that may be made annually to any officer, including the discretion to reduce the grant to zero.

(4)	The aggregate grant date fair value of the 2008 restricted stock units, computed in accordance with SFAS No. 123(R), was $45.95 per unit, which was determined using the average of the high and low price of the stock on the previous day’s trading, less a discount for dividends not received during the vesting period.

(5)	Dollar amounts shown are based on an exchange rate of $1.65 = £1.00.

Annual Incentive Compensation Plan; Long-Term Compensation Plan

For additional details of our Annual Incentive Compensation Plan and Long-Term Compensation Plan payments, please see the descriptions set forth on pages 33 and 35 of this Proxy Statement. For additional details about the relationship of salary, bonus and long-term compensation to total compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards of the named executive officers as of December 31, 2008.

	Option Awards(1)					Stock Awards(2)
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan					Number	Value of
			Awards:				Market	of Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)

S. D. Fazzolari	24,000	-0-	-0-	13.33	01-24-09
	40,000	-0-	-0-	14.50	01-23-10
	48,000	-0-	-0-	16.325	01-20-12
						20,667	572,063	20,000	553,600
S. J. Schnoor	-0-	-0-	-0-	-0-
						5,033	139,313	4,000	110,720
G. D. H. Butler	20,000	-0-	-0-	14.50	01-23-10
	20,000	-0-	-0-	12.8150	01-21-11
	48,000	-0-	-0-	16.3250	01-20-12
						20,667	572,063	16,000	442,880
R. C. Neuffer	4,800	-0-	-0-	14.50	01-23-10
	8,000	-0-	-0-	12.815	01-21-11
	6,000	-0-	-0-	16.325	01-20-12
						8,333	230,657	7,000	193,760
M. E. Kimmel	4,000	-0-	-0-	16.325	01-20-12
						9,367	259,279	10,000	276,800

(1)	The Board of Directors has not issued any stock options since 2002 and instead issues restricted stock or restricted stock units as our long-term compensation method.

For grants prior to 2003, the named executive officers were awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value was defined as the average of the high and low price of the stock on the date of grant. The grants were made pursuant to the 1995 Incentive Plan. The number of options granted to each officer was determined by grade level and our Compensation Committee’s evaluation of the strategic performance of the individual and the individual’s business unit. The maximum stock option award as provided in the 1995 Incentive Plan is 150,000 shares for any single participant in a calendar year. Our Committee does have the discretion to limit or entirely eliminate the number of stock options granted in any period, and, acting upon this authority, declined to award any stock options in calendar years 2003 through 2008.

(2)	Our Compensation Committee awarded restricted stock units to each of the named executive officers for the 2004, 2005, 2006, 2007 and 2008 performance periods under the 1995 Incentive Plan. A target award level is established by our Compensation Committee and if the performance goal is obtained, then the restricted stock units are granted unless our Compensation Committee exercises its discretion to lower the amount of the award. The restricted stock units vest as provided in footnote 3 on page 17 of this Proxy Statement and the restricted stock unit program is more fully described on page 35 of this Proxy Statement.

(3)	The numbers shown in this column reflect all unvested restricted stock units that were earned under our long-term incentive restricted stock unit program. A portion of these awards vest in years 2008, 2009 and 2010.

(4)	The market value was computed by multiplying the closing market price of our stock on December 31, 2008 by the number of units of restricted stock in the previous column.

(5)	The numbers shown in this column reflect all unvested restricted stock units for which performance targets have been set by us but that were unearned in fiscal year 2008 under our long-term incentive restricted stock unit program.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)(1)

S. D. Fazzolari	-0-	-0-	15,333	762,987
S. J. Schnoor	-0-	-0-	3,667	182,778
G. D. H. Butler	-0-	-0-	15,333	762,987
R. C. Neuffer	-0-	-0-	4,167	206,683
M. E. Kimmel	-0-	-0-	5,833	286,367

(1)	One hundred percent of the RSUs granted in 2005 vested on January 24, 2008 and one-third of the RSUs granted in 2007 vested on January 23, 2008. The fair market value of the 2005 grant was $50.80 per share on the vesting date, based on the average of the high and low sales price of our common stock on January 24, 2008. The fair market value of the portion of the 2007 grant that vested in 2008 was $47.81 per share on the vesting date, based on the average of the high and low sales price of our common stock on January 23, 2008.

2008 Pension Benefits

The following table describes pension benefits to the named executive officers.

					Payments
		Number of	Present		During
		Years	Value of		Last
		Credited	Accumulated		Fiscal
		Service	Benefit		Year
Name	Plan Name	(#)	($)(1)		($)

S. D. Fazzolari	Harsco Employees Pension Plan	23.333	514,699		-0-
	Supplemental Retirement Benefit Plan	23.333	1,503,175		-0-
S. J. Schnoor	Harsco Employees Pension Plan	15.750	261,499		-0-
	Supplemental Retirement Benefit Plan	15.750	184,879		-0-
G. D. H. Butler	Harsco Pension Scheme	38.000	6,968,891	(2)	-0-
R. C. Neuffer	Harsco Employees Pension Plan	12.250	357,377		-0-
	Supplemental Retirement Benefit Plan	12.250	325,039		-0-
M. E. Kimmel	Harsco Employees Pension Plan	2.417	29,674		-0-
	Supplemental Retirement Benefit Plan	2.417	20,371		-0-

(1)	The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the named executive officers, which will only be known at the time that they become eligible for payment.

(2)	The conversion rate used for the amounts included in this row was £1.00 = $1.45, which was the currency exchange rate on the plan measurement date of December 31, 2008.

Retirement Plans

We provide retirement benefits for each officer under the Harsco Employees Pension Plan (referred to as the HEPP) and the Supplemental Retirement Benefit Plan (referred to as the Supplemental Plan). All executive officers are covered by the Supplemental Plan and the HEPP, except Mr. Butler, who is covered by the U.K. pension plan described below. Prior to January 1, 2003, the Supplemental Plan replaced the 401(k) company match lost due to government limitations on such contributions. The replacement was in the form of phantom shares as more fully described in the narrative disclosure to the 2008 Nonqualified Deferred Compensation Table. The Supplemental Plan was amended effective January 1, 2003 to eliminate any further granting of phantom shares.

The HEPP and the Supplemental Plan are defined benefit plans providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are reduced. The Plans also provide for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The HEPP and the Supplemental Plan also provide for a pre-retirement death benefit payable to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plan also includes provisions which fully vest participants upon termination of employment following a “change in control” of the company, as defined in the Supplemental Plan.

Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plan is equal to a total of 0.8% of final average compensation up to the “Social Security Covered Compensation” as defined in the Supplemental Plan plus 1.6% of the final average compensation in excess of the “Social Security Covered Compensation” multiplied by up to 33 years of service, reduced by the benefits under the HEPP. Final average compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive months out of the last 120 months prior to the date of retirement or termination of employment.

The Supplemental Plan was amended in 2002 to provide that for any retirements on or after January 1, 2003, the 1.6% factor in the benefit formula is reduced to 1.5% and the definition of final average compensation was amended to reduce the amount of nondiscretionary incentive compensation included in the benefit calculation from 100% to 50% for such amounts paid on or after January 1, 2003. Notwithstanding these amendments, no participant’s retirement benefit shall be reduced by reason of these amendments, below the benefit accrued at December 31, 2002.

The normal retirement benefit under the HEPP is equal to 1.2% times final average compensation times years of service, up to a maximum of 33 years (the initial product), plus 1.5% times the initial product times benefit service in excess of 33 years, but not in excess of 40 years of service. This amount cannot be less than the minimum benefit determined at December 31, 2002, which was determined based on a normal retirement benefit under the HEPP equal to 1.3% times final average compensation (the final product) times the final product times years of service, up to a maximum of 33 years, plus 1.5% times benefit service in excess of 33 years, but not in excess of 40 years of service. Final average compensation is defined as the aggregate compensation (base salary plus non-discretionary incentive compensation) for the 60 highest consecutive months out of the last 120 months prior to the date of retirement or termination of employment. Effective January 1, 2003, the HEPP was amended to reduce the amount of nondiscretionary incentive compensation included in the benefit calculation from 100% to 50% for such amounts paid on or after that date.

The Supplemental Plan and the HEPP were amended on December 31, 2003 to provide that pension benefit accrual service would not be granted to any of our employees after December 31, 2003, provided, however, that compensation earned for services performed for us for current Supplemental Plan and HEPP participants through December 31, 2013 shall be included in determining their Final Average Compensation under the Supplemental Plan and the HEPP.

The Supplemental Plan and the HEPP were further amended effective December 31, 2008 to provide that compensation earned after December 31, 2008 would not be included in determining Final Average Compensation. As a result of this action and the December 31, 2003 freeze on pension benefit accrual service, Supplemental Plan and HEPP accrued pension benefits were frozen as of December 31, 2008. In conjunction with this change and effective January 1, 2009 for covered employees, the Plans were amended to include a full lump sum form of payment.

We do not provide retiree medical or retiree life insurance benefits to our executive officers.

The above table also shows estimated total annual pension benefits payable to Mr. Butler, for life, under the Harsco Pension Scheme (the “Scheme”), a qualified pension plan in the U.K., upon retirement at age 60, which is normal retirement age under the Scheme, assuming the total pension benefit was payable and retirement took place on December 31, 2008. The benefit would be paid in British pounds and all amounts in the table above are stated in U.S. dollars at a conversion rate of $1.45 = £1.00, which was the currency exchange rate on the plan measurement date of December 31. The Scheme provides that if the participant dies within five years after starting to receive a pension, a lump sum will be paid equal to the pension payments that would have been made during the remainder of the five year period. The annual pension benefit is based on the highest annual total of salary and bonus within the last five years (or the highest average amount of annual salary plus bonus received in any three consecutive scheme years within the last ten years, if higher) (“Final Pensionable Salary”) and the years of service, subject to various deductions for service prior to April 6, 1989, and a statutory limitation of two-thirds of the Final Pensionable Salary. The Scheme was amended in 2002 to provide that for any retirements on or after January 1, 2003, the benefit accrual rate is reduced, and the definition of Final Pensionable Salary is amended to reduce the amount of incentive bonus included in the calculation from 100% to 50% for such amounts paid on or after January 1, 2003. The Scheme was amended in 2003 to provide that, in respect of service after January 1, 2004 only, normal retirement age is increased to 65, and the definition of Final Pensionable Salary is amended so as to be equal to the average salary and 50% of bonus over the last five scheme years prior to retirement.

2008 Nonqualified Deferred Compensation

The following table describes nonqualified deferred compensation of the named executive officers.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	Plan Name	($)	($)(1)	($)(2)	($)	($)(2)

S. D. Fazzolari	Supplemental Retirement Benefit Plan	-0-	1,765	-0-	-0-	93,754
	Non-Qualified Restoration Plan	-0-	51,497	-0-	-0-	128,296
S. J. Schnoor	Supplemental Retirement Benefit Plan	-0-	398	-0-	-0-	21,123
	Non-Qualified Restoration Plan	-0-	13,368	-0-	-0-	36,951
G. D. H. Butler(3)	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	-0-	-0-	-0-	-0-
R. C. Neuffer	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	16,805	-0-	-0-	43,682
M. E. Kimmel	Supplemental Retirement Benefit Plan	-0-	-0-	-0-	-0-	-0-
	Non-Qualified Restoration Plan	-0-	16,147	-0-	-0-	30,967

(1)	Ongoing contributions by us to the phantom share accounts of the named executive officers established under the Supplemental Plan ceased on December 31, 2002. As a result, this column reflects (1) dividend reinvestment contributions by us during fiscal year 2008 to the phantom share accounts of each executive officer established under the Supplemental Plan and (2) phantom contributions by us to the non-qualified restoration plan accounts of each named executive officer during fiscal year 2008. None of the amounts reported in this column are reported as compensation for fiscal year 2008 in the 2008 Summary Compensation Table.

(2)	Numbers shown with respect to phantom stock awards are based on a closing stock price on December 31, 2008 of $27.68 per share (payout for phantom shares would be based on the price of our stock on the date of termination of the relevant officer). Earnings would have included any increase in value of the phantom shares during 2008. None of the amounts reported in the “Aggregate Balance at Last FYE” column were reported as compensation for fiscal years 2006, 2007 and 2008 in the 2008 Summary Compensation Table.

(3)	Mr. Butler is not a participant in any of our U.K. or U.S.-based nonqualified deferred compensation plans.

Nonqualified Deferred Compensation

Phantom Shares

We maintain the Harsco Corporation Savings Plan (the “HCSP”), which includes the “Salary Reduction” feature afforded by Section 401(k) of the Internal Revenue Code. Our officers participated in the above plan until December 31, 2002. Prior to January 1, 2003, we made matching contributions under the HCSP for the account of each participating employee equal to 50% of the first 1% to 6% of such employee’s “Salary Reduction” contribution. In addition, prior to January 1, 2003, the Supplemental Plan replaced the 401(k) match lost due to government limitations on such contributions. The replacement was in the form of “phantom” shares to a non-qualified plan. Our officers participated in the Supplemental Plan until December 31, 2002. The HSCP and the Supplemental Plan were amended effective January 1, 2003 to eliminate any future replacement of lost company match and any further granting of phantom shares. As a result, no company matches were made during calendar year 2003 and no phantom shares were granted for calendar year 2003.

Retirement Savings and Investment Plan

A new, non-qualified restoration plan (the “NQ RSIP”) was established on January 1, 2004, as part of our new 401(k) savings plan, the Retirement Savings and Investment Plan (“RSIP”). These plans were implemented, among other reasons, to provide coverage for individuals affected by the amendments to the HCSP and the Supplemental Plan, including by establishing new matching and “phantom” contributions to be made by us. Under the RSIP, we make matching contributions for the account of each participating employee equal to 100% of the first 3% of such employee’s contributions and 50% of the next 2% contributed by such employee. The NQ RSIP provides for the discretionary and matching contributions that would be otherwise provided under the qualified portion of the RSIP for salaried employees’ contributions made as of January 1, 2004, but for IRS Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401(m). Pursuant to the NQ RSIP, we make “phantom” contributions to an employee’s (including the executive officers’ other than Mr. Butler’s) account in an amount equal to the above-described company matching and discretionary contributions under the RSIP, which we were not otherwise able to make for a participant as a result of that participant reaching the limitations imposed by the Code.

Termination or Change in Control Arrangements

We have entered into certain agreements with the named executive officers (other than Mr. Neuffer, who has not entered into any such agreements) and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment, including as the result of a change in control.

Set forth below are tables, one for each named executive officer, showing our payment obligations following the termination of a named executive officer’s employment with us, including as the result of a change in control. The amounts disclosed below in each table are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and, in the case of payments related to a change in control, would only be payable if a change in control were to occur. The tables reflect the amounts that would be payable under the various arrangements assuming that the termination event occurred on December 31, 2008. All amounts shown in the tables with regard to Mr. Butler are stated at a conversion rate of $1.65 = £1.00, except that pension amounts are stated at a conversion rate of $1.45= £1.00, which was the exchange rate on the pension plan measurement date of December 31, 2008.

	Termination as a Result of
				Involuntary	Death
	Change in		For Cause or	not for	or
	Control		Voluntary	Cause	Disability	Retirement
	(2)		(4)	(5)	(6)	(7)

Compensation:
Unpaid base salary through date of termination	X	(2)	X	X	X	X
Unpaid non-equity incentive plan compensation	X	(2)		X	X	X
Unpaid long-term performance incentives
Restricted Stock Units
Vested	X	(2)	X	X	X	X
Acceleration of Unvested	X				X	X	(8)
Stock Options
Vested	X		X	X	X	X
Unvested and Accelerated(1)	X				X	X
Unpaid Deferred Compensation	X	(2)	X	X	X	X
Multiple of Base Salary	X	(2)(3)
Benefits and Perquisites:
Defined benefit pension plan	X		X	X	X	X
401(k) savings plan	X		X	X	X	X
Supplemental retirement benefit plan	X		X	X	X	X
Life insurance proceeds					X
Post-retirement health care
Accrued but unpaid vacation	X	(7)	X	X	X	X

(1)	The Board of Directors ceased granting stock options after 2002 following a review of the appropriateness of the use of stock options as the vehicle for long-term compensation. As a result, all outstanding stock options are vested.

(2)	In accordance with the terms of the Change in Control Severance Agreements (the “CIC Agreements”) entered into by us and each named executive officer other than Mr. Neuffer, Messrs. Butler, Fazzolari, Kimmel and Schnoor will be entitled to these payments if the executive’s employment is terminated by us other than for disability or death of the executive or “without cause”, or by the executive for “good reason” during the three-year period following the date on which a “change of control” occurs (the “Protection Period”).

If the employment of Messrs. Butler, Fazzolari, Kimmel or Schnoor is terminated during the Protection Period by reason of the executive’s death or disability, the executive’s CIC Agreement will terminate without further obligations under the applicable CIC Agreement to the executive’s representatives, other than those obligations accrued or earned and vested (if applicable) by the executive as of the date of termination, including, (a) the executive’s full base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date of a change in control through the date of termination (the “Highest Base Salary”), (b) the product of the annual bonus paid to the executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (c) any compensation previously deferred by the executive (together with any accrued interest thereon) and not yet paid by us (the amounts specified in clauses (a), (b) and (c), the “Accrued Obligations”).

The individual tables below for each named executive officer set forth the present value of lump sum payments for Accrued Obligations for each of the officers named in the tables based on 2008 salaries, assuming death occurs on December 31, 2008 and during the Protection Period. None of the amounts shown below are accrued as a result of death occurring during the Protection Period. Such amounts would have been paid to the named executive officers under existing plans and arrangements regardless of the CIC Agreements or the occurrence of a change in control.

The individual tables below for each named executive officer also set forth the present value of lump sum payments for Accrued Obligations for each of the officers named in the table based on 2008 salaries assuming disability occurs on December 31, 2008 and during the Protection Period. None of the amounts shown below are accrued as a result of disability occurring during the Protection Period. Such amounts would have been paid to the named executive officers under existing plans and arrangements regardless of the CIC Agreements or the occurrence of a change in control.

If the employment of Messrs. Butler, Fazzolari, Kimmel or Schnoor is terminated during the Protection Period for cause, the executive’s CIC Agreement will terminate without further obligations under the CIC Agreement to the executive, other than the obligation to pay to the executive the Highest Base Salary through the date of termination plus the amount of any compensation previously deferred by the executive (together with accrued interest thereon). The individual tables for each named executive officer set forth the present value of such payments under the CIC Agreements for each of the officers based on 2008 salaries assuming the “for cause” termination occurs on December 31, 2008 and during the Protection Period. None of the amounts shown in the tables below or with regard to Mr. Neuffer are accrued as a result of the termination occurring during the Protection Period, except that the vesting of each officer’s restricted stock units accelerates, in accordance with the terms of the restricted stock units agreements, upon the occurrence of a change in control. Other than payments relating to restricted stock units, such amounts would have been paid to the named executive officers under existing plans and arrangements regardless of the CIC Agreements or the occurrence of a change in control.

If Messrs. Butler, Fazzolari, Kimmel or Schnoor terminate their employment during the Protection Period other than for good reason, the executive’s CIC Agreements will terminate without further obligations under the CIC Agreement to the executive, other than those obligations accrued or earned and vested (if applicable) by the executive through the date of termination, including the executive’s base salary through the date of termination at the rate in effect on the date of termination plus the amount of any compensation previously deferred by the executive (together with accrued interest thereon). The individual tables for each named executive officer set forth the present value of such payments under the CIC Agreements for each of the officers named in the tables based on 2008 salaries assuming the “other than for good reason” termination occurs on December 31, 2008 and during the Protection Period. None of the amounts shown in the tables below or with regard to Mr. Neuffer are accrued as a result of the termination occurring during the Protection Period, except that the vesting of each officer’s restricted stock units accelerates, in accordance with the terms of the restricted stock units agreements, upon the occurrence of a change in control. Other than payments relating to restricted stock units, such amounts would have been paid to the named executive officers under existing plans and arrangements regardless of the CIC Agreements or the occurrence of a change in control.

If, during the Protection Period, we terminate the employment of Messrs. Butler, Fazzolari, Kimmel or Schnoor other than for cause, disability or death, or such executive terminates his employment for good reason, we shall pay the executive in a lump sum the aggregate of the following amounts (a) the executive’s full base salary and vacation pay accrued through the date of termination at the rate in effect on the date of termination plus pro-rated incentive compensation under our annual incentive compensation plan through the date of termination at the same percentage rate applicable to the calendar year immediately prior to the date of termination, plus all other amounts to which the executive is entitled under any of our compensation plans, programs, practices or policies in effect at the time such payments are due; (b) the amount of any compensation previously deferred by the executive (together with accrued interest thereon); and (c) a lump sum severance payment in an amount equal to one times the executive’s base salary, in the case of Mr. Kimmel and Mr. Schnoor, or three times the executive’s base salary, in the case of Messrs. Butler and Fazzolari. The payment may be subject to reduction to avoid certain adverse tax consequences. The individual tables for each named executive officer set forth the present value of such payments for each of the officers based on 2008 salaries assuming termination occurs on December 31, 2008. Of the amounts shown below, only the following amounts, made up of each officer’s multiple of base salary payment (except in the case of Mr. Neuffer) and payout for restricted stock units based on accelerated vesting of the same in accordance with the change in control provisions contained in each restricted stock units agreement, would directly result from the termination occurring during the Protection Period or the occurrence of a change in control: for (a) Mr. Butler, $3,695,187; (b) Mr. Fazzolari, $4,815,790; (c) Mr. Neuffer, $830,810; (d) Mr. Kimmel, $1,473,489; and (e) Mr. Schnoor, $882,891. All other amounts shown below would have been paid to the named executive officers under existing plans and arrangements regardless of the CIC Agreements or the occurrence of a change in control.

(3)	The multiple is 3 times base salary in the case of Messrs. Butler and Fazzolari and 1 times base salary in the case of Mr. Kimmel and Mr. Schnoor.

(4)	The individual tables below for each named executive officer set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated for cause on December 31, 2008 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

(5)	The individual tables below for each named executive officer set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated involuntarily without cause on December 31, 2008 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

(6)	The individual tables below for each named executive officer set forth the present value of the lump sum payments for each executive officer assuming (a) the executive’s death occurs on December 31, 2008 and (b) that such death took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

The tables below also set forth the present value of the lump sum payments for each executive officer assuming (a) the executive’s disability occurs on December 31, 2008 and (b) that such disability took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive).

(7)	The individual tables below for each named executive officer set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer retires on December 31, 2008 and (b) that such retirement took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the named executive). Since neither Messrs. Kimmel nor Schnoor were retirement-eligible on December 31, 2008, the numbers shown are the estimated present value of the retirement benefits that would be payable to each such individual at normal retirement age (i.e., age 65).

(8)	The provisions of each restricted stock units agreement provide that the restricted stock units immediately vest and become non-forfeitable upon the grantee’s death, disability, a change in control (as defined in the

1995 Incentive Plan) or upon the grantee’s retirement at the specified retirement age. On September 27, 2006, the Board approved amendments to our performance-based restricted stock unit program which included a reduction of the specified retirement age from age 65 to age 62. The revisions apply to grants made after September 27, 2006.

The following table describes the potential compensation upon termination or a change in control for Salvatore D. Fazzolari, our Chairman and Chief Executive Officer.

	Termination as a Result of
		Change in
		Control—
	Change in	Involuntary		Involuntary
	Control —	not for	For Cause or	not for
	Voluntary	Cause	Voluntary	Cause	Death	Disability	Retirement
	($)(1) —	($)(1)	($)	($)	($)	($)	($)

Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	129,200	129,200	-0-	129,200	129,200	129,200	129,200
Unpaid Long-Term Performance Incentives:
Restricted Stock Units	2,265,790	2,265,790	-0-	-0-	2,265,790	2,265,790	-0-
Stock Options	3,100,160	3,100,160	3,100,160	3,100,160	3,100,160	3,100,160	3,100,160
Multiple of Base Salary	-0-	2,550,000	-0-	-0-	-0-	-0-	-0-
Nonqualified Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	222,050	222,050	222,050	222,050	222,050	222,050	222,050
RSIP	840,821	840,821	840,821	840,821	840,821	840,821	840,821
Benefits and Perquisites
Pension	2,207,454	2,207,454	564,699	2,207,454	1,905,135	2,207,454	2,207,454
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	8,765,475	11,315,475	4,727,730	6,499,685	8,963,156	8,765,475	6,499,685

(1)	The amounts payable to Mr. Fazzolari due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period. If Mr. Fazzolari were terminated during the Protection Period for cause, he would receive the payment shown above for termination for cause in a non-change-in-control scenario, plus payout of his RSUs in the amount of $2,265,790.

The following table describes the potential compensation upon termination or a change in control for Geoffrey D. H. Butler, our President.

	Termination as a Result of:
		Change in
		Control—
	Change in	Involuntary		Involuntary
	Control —	not for	For Cause or	not for
	Voluntary	Cause	Voluntary	Cause	Death	Disability	Retirement
	($)(1) —	($)(1)	($)	($)	($)	($)	($)

Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Long-Term Performance Incentives:
Restricted Stock Units	1,754,430	1,754,430	-0-	-0-	1,754,430	1,754,430	1,754,430
Stock Options	2,435,840	2,435,840	2,435,840	2,435,840	2,435,840	2,435,840	2,435,840
Multiple of Base Salary	-0-	1,940,757	-0-	-0-	-0-	-0-	-0-
Nonqualified Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Benefits and Perquisites
Pension	6,833,700	6,833,700	6,833,700	6,833,700	7,291,493	6,833,700	6,833,700
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Total:	11,023,970	12,964,727	9,269,540	9,269,540	11,481,763	11,023,970	11,023,970

(1)	The amounts payable to Mr. Butler due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period. If Mr. Butler were terminated during the Protection Period for cause, he would receive the payment shown above for termination for cause in a non-change-in-control scenario, plus payout of his RSUs in the amount of $1,754,430.

The following table describes the potential compensation upon termination or a change in control for Richard C. Neuffer, our Senior Vice President Harsco Corporation and Group CEO, Harsco Minerals & Rail Group.

	Termination as a Result of:
		Change in
		Control—
	Change in	Involuntary		Involuntary
	Control—	not for	For Cause or	not for
	Voluntary	Cause	Voluntary	Cause	Death	Disability	Retirement
	($)(1) —	($)(1)	($)	($)	($)	($)	($)

Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	512,000	512,000	-0-	512,000	512,000	512,000	512,000
Unpaid Long-Term Performance Incentives:
Restricted Stock Units	830,810	830,810	-0-	-0-	830,810	830,810	830,810
Stock Options	520,384	520,384	520,384	520,384	520,384	520,384	520,384
Multiple of Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Nonqualified Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	43,682	43,682	43,682	43,682	43,682	43,682	43,682
RSIP	282,581	282,581	282,581	282,581	282,581	282,581	282,581
Benefits and Perquisites
Pension	684,483	684,483	359,444	684,483	495,012	684,483	684,483
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	2,873,940	2,873,940	1,206,091	2,043,130	3,184,469	2,873,940	2,873,940

(1)	The amounts payable to Mr. Neuffer due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period. If Mr. Neuffer were terminated during the Protection Period for cause, he would receive the payment shown above for termination for cause in a non-change-in-control scenario, plus payout of his RSUs in the amount of $830,810.

The following table describes the potential compensation upon termination or a change in control for Stephen J. Schnoor, our Senior Vice President and Chief Financial Officer.

	Termination as a Result of:
		Change in
		Control—
	Change in	Involuntary		Involuntary
	Control—	not for	For Cause or	not for
	Voluntary	Cause	Voluntary	Cause	Death	Disability	Retirement
	($)(1) —	($)(1)	($)	($)	($)	($)	($)

Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	36,556	36,556	-0-	36,556	36,556	36,556	36,556
Unpaid Long-Term Performance Incentives:
Restricted Stock Units	512,891	512,891	-0-	-0-	512,891	512,891	-0-
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	370,000	-0-	-0-	-0-	-0-	-0-
Nonqualified Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	58,074	58,074	58,074	58,074	58,074	58,074	58,074
RSIP	514,206	514,206	514,206	514,206	514,206	514,206	514,206
Benefits and Perquisites
Pension	625,647	625,647	366,268	625,647	429,070	625,647	625,647
Life Insurance Proceeds	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Total:	1,747,374	2,117,374	938,548	1,234,483	2,050,797	1,747,374	1,234,483

(1)	The amounts payable to Mr. Schnoor due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period. If Mr. Schnoor were terminated during the Protection Period for cause, he would receive the payment shown above for termination for cause in a non-change-in-control scenario, plus payout of his RSUs in the amount of $512,891.

The following table describes the potential compensation upon termination or a change in control for Mark E. Kimmel, our Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary.

	Termination as a Result of:
		Change
		in Control—
	Change	Involuntary		Involuntary
	in Control—	not for	For Cause or	not for
	Voluntary	Cause	Voluntary	Cause	Death	Disability	Retirement
	($)(1) —	($)(1)	($)	($)	($)	($)	($)

Executive Benefits and Payments Upon Termination
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	36,556	36,556	-0-	36,556	36,556	36,556	36,556
Unpaid Long-Term Performance Incentives:
Restricted Stock Units	1,103,489	1,103,489	-0-	-0-	1,103,489	1,103,489	-0-
Stock Options	110,720	110,720	110,720	110,720	110,720	110,720	110,720
Multiple of Base Salary	-0-	370,000	-0-	-0-	-0-	-0-	-0-
Nonqualified Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	30,967	30,967	30,967	30,967	30,967	30,967	30,967
RSIP	393,888	393,888	393,888	393,888	393,888	393,888	393,888
Benefits and Perquisites
Pension	53,220	53,220	31,610	53,220	35,974	53,220	53,220
Life Insurance Proceeds	-0-		-0-	-0-	500,000	-0-	-0-
Total:	1,728,840	2,098,840	567,185	625,351	2,211,594	1,728,840	625,351

(1)	The amounts payable to Mr. Kimmel due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period. If Mr. Kimmel were terminated during the Protection Period for cause, he would receive the payment shown above for termination for cause in a non-change-in-control scenario, plus payout of his RSUs in the amount of $1,103,489.

Severance Benefits Payable Outside of a Change in Control

Upon certain types of terminations of employment (other than a termination during the Protection Period) severance benefits may be paid to the named executive officers. However, the named executive officers are not covered by any type of arrangement or general severance plan that would pay severance benefits to any of them outside of a change in control situation and any severance benefits payable to them would (1) in the case of the Chief Executive Officer, be determined by the Compensation Committee in its discretion and (2) in the case of the other named executive officers, be determined by us in our discretion, subject to review and approval by the Compensation Committee.

Benefits and Perquisites

Pension benefits, perquisites and other compensation and benefits payable to the named executive officers are discussed in greater detail in the section entitled “Compensation Discussion and Analysis” beginning on page 25 of this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

One of our directors, Robert C. Wilburn, is President of the Gettysburg National Battlefield Museum Foundation, a 501(c)(3) nonprofit educational institution, which we will refer to as the Foundation. In September 2006, our Patent Construction Systems division formalized a commitment to donate the rental, installation and removal of scaffolding toward the Foundation’s fundraising campaign in support of the construction of a new museum for the Gettysburg National Military Park in Gettysburg, Pennsylvania. The donation was made over a multi-year period, beginning in 2006 and the fair market value of the work completed in 2008 was approximately $130,000.

Although our policies and procedures that were in place during 2006 for the review and approval of material transactions with related persons did not require the review and approval of this donation, our Nominating and Corporate Governance Committee nonetheless reviewed and approved the transaction in February 2007 under the policies and procedures described below, which were established during 2007.

One of our directors, Henry W. Knueppel, serves as Chairman and Chief Executive Officer of Regal Beloit Corporation, a multi-national organization serving the HVAC, industrial motor, power transmission and power generation markets. During calendar year 2008, our Harsco Rail business paid Regal Beloit Corporation $1,029,493 for products purchased from Regal Beloit Corporation. Our full Board has reviewed and approved these transactions under the policies and procedures described below.

One of our directors, Andrew J. Sordoni, serves as Chairman of Sordoni Construction Services, Inc., a building construction and management services company. During calendar year 2008, our Harsco Infrastructure business conducted business with Sordoni Construction Services, Inc. through the rental of scaffolding and equipment to Sordoni Construction Services, Inc. and was paid $284,283 by Sordoni Construction Services, Inc. Our full Board has reviewed and approved these transactions under the policies and procedures described below.

One of our directors, Stuart E. Graham, serves as Chairman of Skanska USA, a leading provider of world-class construction services, and previously served as President and Chief Executive Officer of Skanska AB, one of the world’s largest construction groups, until his retirement in April 2008. During calendar year 2008, our Harsco Infrastructure business was paid $4,505,931 by various Skanska entities in connection with the rental of equipment and provision of services to such entities. Our full Board has reviewed and approved these transactions under the policies and procedures described below.

For the fiscal year ended December 31, 2008, there were no other transactions with the Company in which any related person had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of Regulation S-K nor were there any planned transactions.

Policies and Procedures Regarding Transactions with Related Persons

As set forth in its charter, the Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related person. Related persons include any of our directors, director nominees or executive officers, certain of our stockholders and their immediate family members. A copy of the Nominating and Corporate Governance Committee Charter is available at the Corporate Governance section of our website at www.harsco.com. Approval of related-party transactions by our full Board may also be warranted under certain circumstances (for example, to allow for approval of a related-party transaction by a majority of disinterested Directors).

To identify related person transactions, each year, we submit and require our directors and officers to complete Directors’ and Officers’ Questionnaires identifying any and all transactions with us in which the officer or director or their family members have an interest. We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests.

Our directors, officers and employees are prohibited from using their position of employment or other relationship with us to influence decisions concerning business transactions between us and a company in which they or a member of their immediate family has a personal interest through ownership, with the exception of investments in publicly held corporations when the investment results in less than a one percent ownership interest. In addition, directors, officers and employees must not accept personal favors or benefits from those dealing with us which could influence or could give the impression of influencing their business judgment. Our code of business conduct applies to each of our directors and employees as, among other things, the primary guide for what we expect regarding handling potential and actual conflicts of interest. The section of the code of business conduct entitled “Serving our Markets with Integrity” covers the concept of conflicts of interest and our view about when an inappropriate undertaking may be occurring. A copy of our code of business conduct is available at the Corporate Governance section of our website at www.harsco.com.

EXECUTIVE DEVELOPMENT AND SUCCESSION

The executive development process ensures continuity of leadership over the long-term, and it forms the basis on which we make ongoing executive assignments. Through the integration of the performance assessment and executive development processes, position assignments are based on the most qualified and ready executives. Our future leaders are developed through these carefully selected assignments. We believe that consistent and ongoing application of this process meets the long-range requirements of the business and achieves competitive advantage.

Each year, our Compensation Committee reviews our leadership talent development program to ensure good performance and alignment between business strategies and operating plans. The Board of Directors annually reviews the results of the leadership capability and succession process with the Chairman and Chief Executive Officer in executive session.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Pierce, Growcock, Knueppel, Jasinowski, Scheiner and Sordoni, and Ms. Scanlan served as members of our Compensation Committee during 2008. None of them was one of our officers or employees or an officer or employee of any of our subsidiaries during that time or in the past, and none of them or any other Director served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

No member of our Compensation Committee other than Mr. Sordoni and Mr. Knueppel has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. See the above section entitled “Transactions with Related Persons” for a description of this relationship.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and more than 10% stockholders to file with the Securities and Exchange Commission and the NYSE Euronext reports of ownership and changes in ownership in their holdings of our stock. Copies of these reports also must be furnished to us. Based on an examination of these reports and information furnished by these stockholders, all such reports have been timely filed.

OTHER MATTERS

The cost of this solicitation of proxies will be borne by us. In addition to solicitation by use of mail, our employees may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expense in so doing. We have retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

“Householding” of Proxy Materials

We and some brokers household the Annual Report to Stockholders and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report to Stockholders, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify, whether in writing or orally, your broker if your shares are held in a brokerage account or us if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders. You can notify us by sending a written request to Harsco Corporation, 350 Poplar Church Road, Camp Hill, PA 17011 or by calling (717) 763-7064.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2010 ANNUAL MEETING OF STOCKHOLDERS

Next year’s annual meeting of stockholders will be held on April 27, 2010. If one of our stockholders wishes to submit a proposal for consideration at the 2010 annual meeting of stockholders, such proposal must be received at our executive offices no later than November 26, 2009 to be considered for inclusion in our Proxy Statement and Proxy Card relating to the 2010 annual meeting. Although a stockholder proposal received after such date will not be entitled to inclusion in our Proxy Statement and Proxy Card, a stockholder can submit a proposal for consideration at the 2010 annual meeting in accordance with our By-Laws if written notice is given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. In the event that we give less than 70 days notice of the annual meeting date to stockholders, the stockholder must give notice of the proposal within ten days after the mailing of notice or announcement of the annual meeting date. In order to nominate a candidate for election as a Director at the 2010 annual meeting, a stockholder must provide written notice and supporting information to the Secretary of the Company by personal delivery or mail not later than January 28, 2010.

APPENDIX A

HARSCO CORPORATION

1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
As Amended and Restated January 27, 2004

1. Purposes.  The purposes of this 1995 Executive Incentive Compensation Plan (the “Plan”) of Harsco Corporation, a Delaware corporation (the “Company”), are to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key employees of the Company and its subsidiaries, to link compensation to measures of the Company’s performance by providing for incentive awards to be settled in cash and/or stock in order to promote the creation of stockholder value, and to enable such employees to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such employees and the Company’s stockholders.

2. Definitions.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Annual Incentive Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

(b) “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(e) “Committee” means the Management Development and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The composition and governance of the Committee shall be governed by the charter of the Committee, as approved by the Board from time to time.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(g) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the average of the high and the low sale prices of a share of common stock, as reported by a reputable information service for such date or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported.

(h) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) “Participant” means a person who, as an executive officer or key employee of the Company or a subsidiary, has been granted an Award under the Plan.

(j) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(k) “Stock” means the Common Stock, $1.25 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Participants to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each Participant;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.  Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have full discretion in exercising authority under the Plan; provided, however, that the Board may perform any function of the Committee under the Plan, in which case references to the “Committee” shall be deemed to include the Board. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions of the Committee as the Committee may determine, to the fullest extent permitted under Section 157(c) and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Stock Available Under Plan; Per-Person Award Limitations; Adjustments.

(a) Stock Reserved for Awards.  Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for delivery to Participants in connection with Awards under the Plan shall be 8,000,0001. No Award may be granted if the number of shares to which such Award relates, when added to the number of shares to which other then-outstanding Awards relate, exceeds the number of shares then remaining available for delivery under this Section 4. If all or any portion of an Award is forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares to which such Award or portion thereof related shall again be available for Awards under the Plan. The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Annual Individual Limitations.  During any calendar year, no Participant may be granted Options, SARs, Restricted Stock, Deferred Stock, and Stock as a bonus or in lieu

1 Pursuant to two-for-one stock split on February 14, 1997.

of other awards under the Plan with respect to more than 150,0002 shares of Stock. If a potential grant is authorized subject to performance conditions, this limit will apply at the time of such authorization rather than at the time of any resulting grant. In addition, the maximum value of any cash-denominated Annual Incentive Award that may be earned by satisfaction of performance conditions in any calendar year shall not exceed $2,000,0003.

(c) Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued or transferred to Participants, (iii) the number and kind of shares that may be issued or delivered in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), and (v) the number of shares with respect to which Awards may be granted to a Participant in any calendar year, as set forth in Section 4(b). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and any performance goals and other criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b) (1) of the Code, and no such adjustment shall be authorized with respect to Awards relating to Stock or Annual Incentive Awards to the extent that such authority would cause such Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) (4) (C) of the Code and regulations thereunder to fail to so qualify.

5. Eligibility.  Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted Awards under the Plan. The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or upon the occurrence of other events. Awards will be granted under the Plan in order to obtain for the Company and its subsidiaries the benefit of the services of Participants. The Committee may require the payment of other consideration for Awards, including in order to ensure that lawful consideration is paid for Stock in accordance with the Delaware General Corporation Law.

2 Approved by the shareholders at the Annual Meeting held on April 29, 1998.
3 Pursuant to two-for-one stock split on March 26, 2007.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other Company plans, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants; provided, however, that Participants shall be permitted to specify that Stock issued upon exercise of Options shall be registered in the name of a person other than the Participant.

(iii) Expiration Date of Options.  No Option shall expire later than ten years after the date of its grant.

(iv) ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Stock Appreciation Rights (“SARs”).  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.

(iii) Expiration Date of SARs.  No SAR shall expire later than ten years after the date of its grant.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee may determine; provided, however, that Restricted Stock the grant of which is not conditioned upon achievement of any performance objective shall be subject to a restriction on transferability and a risk of forfeiture for a period of not less than three years after the date of grant (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant’s termination of employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without “cause,” as defined by the Committee). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, except as otherwise provided in Section 6(d) (i).

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Distributions.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. To this end, the Committee may require or permit such dividends to be automatically reinvested through any dividend reinvestment plan or program of the Company, subject to such terms and conditions as the committee may specify. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property is distributed.

(e) Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions.  Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant.) In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(f) Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Annual Incentive Awards.  The Committee is authorized to grant Annual Incentive Awards, which Awards shall represent a conditional right to receive cash and/or Restricted Stock upon achievement of preestablished performance objectives, subject to the following terms and conditions:

(i) Status of Awards Under Section 162(m) of the Code.  It is the intent of the Company that Annual Incentive Awards under this Section 6(i) granted to persons who are “covered employees” within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27 until such time as successor proposed regulations or final regulations may be adopted) shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, this Section 6(i), and the definition of “covered employee” and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a “covered employee” with respect a fiscal year that has not yet been completed, the term “covered employee” as used in this Section 6(i) shall mean only a person determined by the Committee, at the time of grant of an Annual Incentive Award, likely to be a “covered employee” with respect to that fiscal year.

(ii) Grants of Annual Incentive Awards.  If the Committee determines to grant Annual Incentive Awards with respect to any fiscal year, the Committee shall select the Participants to be granted such Awards and establish the performance objectives, amounts payable and other terms of settlement, and all other terms of such Awards. Such determinations by the Committee shall be made, in the case of any covered employee, not later than the end of the first quarter of that fiscal year or such earlier date as may be necessary to comply with Code Section 162(m) and regulations thereunder.

(iii) Performance Objectives and Amounts Payable.  The performance objectives relating to an Annual Incentive Award shall consist of (A) one4 or more business criteria, (B) minimum, targeted, and maximum levels of performance with respect to each such business criteria, and (C) amounts payable upon achievement of such levels of performance and at other levels of performance between the specified minimum and maximum levels, as specified by the Committee subject to this Section 6(i). In the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) (4) (C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) shall be selected from among the following:

(1) Annual return on capital;

(2) Annual earnings per share;

(3) Annual cash flow provided by operations;

(4) Annual sales;

(5) Strategic business criteria, consisting of one or more objectives based on meeting specified sales, market penetration, geographic business expansion goals, cost targets, safety goals, goals relating to acquisitions or divestitures, research and development and product development goals; and/or

(6) Economic value-added measures.4

The Committee may, in its discretion, specify business criteria other than those stated above in establishing business objectives for such Awards to Participants other than covered employees, but may not specify business criteria other than those stated above in establishing the business objectives necessary to qualify the Award as “performance-based” under Section 162(m) for such Awards to covered employees. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) with respect to such Awards shall be measured over a period of one year. Performance objectives may differ for such Awards to different Participants, including such Awards to different covered employees. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.

(iv) Payment of Cash and/or Restricted Stock in Settlement.  The Committee shall specify whether and to what extent an Annual Incentive Award shall be settled in cash, in shares of Restricted Stock, or in a combination thereof. With respect to covered employees, the Committee shall specify the form or forms of settlement at the time of grant of such Award. If any Restricted Stock is awarded in settlement of such an Award, at least 50% of such Restricted Stock shall be subject to a restriction on transferability and a risk of forfeiture for a period extending until the end of the third fiscal year following the year to which such Award related (except that the Committee may accelerate the lapse of such restrictions in the event of the Participant’s termination of employment due to death, disability, normal or approved early retirement, or involuntary termination by the Company or a subsidiary without “cause,” as defined by the Committee). The Committee may

4 Approved by the shareholders at the Annual Meeting held on April 24, 2001.

specify additional or longer restrictions on transferability and risks of forfeiture with respect to such Restricted Stock.

(v) Committee Determinations and Adjustments to Amounts Payable.  As promptly as practicable following completion of the year or other period with respect to which performance objectives relating to Annual Incentive Awards are to be achieved, the Committee shall determine whether and to what extent such performance objectives have in fact been achieved. All such determinations by the Committee shall be made in writing. The Committee may, in its discretion, increase or reduce the amounts payable in settlement of such an Award after the date of grant and prior to settlement (including upon consideration by the Committee of other performance criteria), except that the Committee may not exercise discretion to increase the amounts payable in settlement of such an Award to a covered employee. The Committee may not delegate any responsibility under this Section 6(i).

(i) Other Performance Awards .  The Committee is authorized to grant Restricted Stock, Deferred Shares, and bonus Stock in the form of performance Awards. Such Awards may be authorized by the Committee, with the grant subject to achievement of performance objectives, or the Awards in the form of Restricted Stock or Deferred Shares may be granted with terms that require achievement of performance objectives as a condition of vesting, in whole or in part. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance objectives; provided that, in the case of persons determined by the Committee to be covered employees, performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) (4) (C) of the Code and regulations thereunder, and the business criteria used by the Committee in establishing performance objectives necessary to qualify the Award as “performance-based” under Section 162(m) shall be selected from among those set forth in Section 6(h)(iii). Performance Awards may measure performance over such period or periods as the Committee may select. Performance objectives may be established at such times as the Committee may select, except that in the case of Awards intended to qualify as “performance-based” under Section 162(m) the Committee shall establish the qualifying performance objectives by the deadline applicable under the Section 162(m) regulations. Determinations as to whether performance objectives have been met and performance Awards earned shall be made in writing and otherwise consistent with the requirements of Section 6(h)(v).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to Sections 6(b) (iii) and 6(c) (iii).

(c) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting or reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.  It is the intent of the Company that grants and other acquisition transactions under this Plan shall be covered by exemptions under Rule 16b-3 under the Exchange Act in the case of a Participant who is subject to Section 16 of the Exchange Act, and therefore the Plan shall be construed and interpreted in a manner consistent with Rule 16b-3. Unless otherwise specified by the Participant or the Committee, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

8. Change in Control Provisions.

(a) In the event of a “Change in Control,” as defined in this Section, the following acceleration provisions shall apply, unless otherwise provided in the applicable Award Agreement (subject to Section 9(e)):

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) (i) and 9(a); and

(ii) In the case of any other type of Award, if it is not then subject to performance conditions, the restrictions, deferral of settlement, and forfeiture conditions applicable to such Award shall lapse and such Award shall be deemed fully vested, subject to the restrictions set forth in Sections 7(d) (i) and 9(a).

(iii) In the case of any other type of Award then subject to performance conditions, the Award Agreement and other document(s) governing the Award shall specify whether and the extent to which the performance conditions will be deemed met and restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and the Award be deemed fully vested, subject to the restrictions set forth in Sections 7(d) (i) and 9(a).

(b) For purposes of the Plan, a “Change in Control” shall have occurred if:

(i) Stock Acquisition.  Any “person” (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act), other than the Company or a corporation a majority of whose outstanding stock entitled to vote is owned, directly or indirectly, by the Company, is or becomes, other than by purchase from the Company or such a corporation, the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the business day immediately preceding the date securities are first purchased by a tender or exchange offer, or the date on which the Company first learns of the acquisition of 20% of such securities, or the earlier of the business day immediately preceding the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by the stockholders of the Company, as the case may be.

(ii) Change in Board.  During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, (and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved,) cease for any reason to constitute at least a majority of the Board of Directors. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fails to be elected by the stockholders of the Company.

(iii) Other Events.  There occurs a change in control of the Company of a nature that would be required to be reported as such in response to Item 1(a) of the Current Report of Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, or any successor provision to such Item relating to a “change in control,” or in any other filing under the Exchange Act.

9. General Provisions.

(a) Compliance With Laws and Obligations.  The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability.  Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant in connection with the Participant’s estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent then consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange

Commission, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

(c) No Right to Continued Employment.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment at any time.

(d) Taxes.  The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; in such case, the shares withheld shall be deemed to have been delivered for purposes of Section 4(a).

(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that this authority does not override any express limitation in the Plan, so that the Committee may not waive any condition or right that would be mandatory under the Plan if the same Award were then being newly granted, and provided further, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

(f) No Rights to Awards; No Stockholder Rights.  No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash,

Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options, SARs, Annual Incentive Awards, and other performance-based Awards granted under Section 6(i) to covered employees shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder (including Proposed Regulation 1.162-27). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Effective Date, Stockholder Approval, and Plan Termination.  The Plan became effective on January 1, 1995, and was approved by stockholders on April 25, 1995. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights obligations under the Plan with respect to outstanding Awards under the Plan.

As recommended by the Management Development and Compensation Committee on November 14, 1994, approved by the Board of Directors on November 15, 1994, adopted by the Harsco Corporation stockholders on April 25, 1995 and amended by the stockholders April 29, 1998, April 24, 2001, and April 27, 2004.

/s/  Mark E. Kimmel
Mark E. Kimmel
General Counsel and Corporate Secretary

AMENDMENT NO. 1
TO THE
HARSCO CORPORATION

1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

Harsco Corporation hereby adopts this Amendment No. 1 to the Harsco Corporation Executive Incentive Compensation Plan (As Amended and Restated January 27, 2004) (the “Plan”), effective as of December 31, 2008. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

Section 3(a)(v) of the Plan is hereby amended in its entirety to read as follows:

“(v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred to the extent permitted under Section 409A of the Code either automatically, at the election of the Committee, or at the election of the Participant;”

II.

The last sentence of Section 4(c) of the Plan is hereby amended in its entirety to read as follows:

“The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) (i) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, (ii) with respect to Awards relating to Stock or Annual Incentive Awards to the extent that such authority would cause such Awards intended to qualify as ‘qualified performance-based compensation’ under Section 162(m)(4)(C) of the Code and regulations thereunder to fail to so qualify, (iii) with respect to Awards that are considered ‘deferred compensation’ within the meaning of Section 409A of the Code unless such adjustments are made in compliance with the requirements of Section 409A of the Code, and (iv) with respect to Awards that are not considered ‘deferred compensation’ subject to Section 409A of the Code to the extent that such adjustments would cause such Awards to be subject to Section 409A of the Code.”

III.

The Plan is hereby amended by inserting the following new Section 10 immediately after Section 9 thereof:

“10. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code)

payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and Awards granted hereunder (i) may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates and (ii) may not be substituted or replaced by any amount payable by the Company or any of its affiliates to a Participant or for a Participant’s benefit under this Plan or otherwise. Any Participant elections to defer the payment of Awards under the Plan shall be made in compliance with the requirements of Section 409A of the Code.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code), and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day of the seventh month following such separation from service.

(d) Notwithstanding any provision of this Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.”

[SIGNATURE PAGE FOLLOWS]

EXECUTED effective as of December 31, 2008.

HARSCO CORPORATION

By:	/s/ Mark E. Kimmel
Name:     Mark E. Kimmel

Title:	Senior Vice President
Chief Administrative Officer
General Counsel & Corporate Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please mark your votes as indicated in this example	☒

						WITHHELD
					FOR	FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

ITEM 1.	Election of ten Directors to serve until the next annual meeting of stockholders:				☐	☐	☐	ITEM 2.	Reapproval of the material terms for performance-based awards for Section 162(m) purposes under the Amended and Restated 1995 Executive Incentive Compensation Plan, as amended to date.	☐	☐	☐

	Nominees:
	01	G. D. H. Butler,	06	H. W. Knueppel,						FOR	AGAINST	ABSTAIN
	02	K. G. Eddy,	07	D. H. Pierce,				ITEM 3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.	☐	☐	☐
	03	S. D. Fazzolari,	08	J. I. Scheiner,
	04	S. E. Graham,	09	A. J. Sordoni, III, and
	05	T. D. Growcock,	10	R. C. Wilburn

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲    FOLD AND DETACH HERE    ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Harsco Corporation

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/hsc

INTERNET
http://www.proxyvoting.com/hsc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HARSCO CORPORATION
     The undersigned hereby appoints K.G. Eddy, S.D. Fazzolari and A.J. Sordoni, III and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Harsco Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 28, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE  ▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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